SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ALLIED NEVADA GOLD CORP.

(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Allied Nevada Gold Corp. 9600 Prototype Court Reno, Nevada 89521 Phone: (775) 358-4455 Facsimile: (775) 358-4458

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of Stockholders (the “Meeting”) of Allied Nevada Gold Corp., a Delaware corporation (the “Company”), will be held at 50 W. Winnemucca Blvd., Winnemucca, NV 89445 on June 17, 2009, at 4:00 p.m. (PST), for the following purposes:

1.	To elect directors to hold office until the next annual meeting of stockholders;

2.	To ratify the appointment of Ehrhardt, Keefe, Steiner, & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	To approve concurrent amendments to the Allied Nevada 2007 Stock Option Plan and the Allied Nevada Restricted Share Plan; and

4.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting.

By order of the Board of Directors,

/s/ Scott A. Caldwell

Scott A. Caldwell

President and Chief Executive Officer

ALLIED NEVADA GOLD CORP.

9600 Prototype Court

Reno, Nevada 89521

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Allied Nevada Gold Corp., a Delaware corporation (the “Company”, “Allied Nevada”, “we”, “our”, or “us”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 17, 2009, at 4:00 p.m. (PST), at 50 W. Winnemucca Blvd., Winnemucca, NV 89445 and any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. This Proxy Statement, the foregoing notice and the enclosed proxy are first being mailed to stockholders on or about May 18, 2009. The Company will publish the final results of the voting of the meeting in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2009, which will be filed with the Securities and Exchange Commission (the “SEC”) and on http://www.sedar.com.

The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked at any time prior to its exercise by notifying the Company in writing, Attention: Hal D. Kirby, Chief Financial Officer, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On April 30, 2009, the record date for the determination of stockholders entitled to notice of and to vote and the Meeting, there were outstanding and entitled to vote 57,471,556 shares of our Common Stock, par value $.001 per share (the “Common Stock”). Each share is entitled to one vote on each matter.

Under our By-laws, the holders of at least thirty-three and one-third percent (33 1/3%) of the Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the meeting.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is required for election of directors. All other matters require the affirmative vote of a majority of the votes cast at the Meeting.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of April 15, 2009, by each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock. The percentage of beneficial ownership is based on 57,471,556 shares of the Company’s Common Stock outstanding as of April 15, 2009.

	Common Stock
Name and Address of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(1)	Percentage of Class
Carl Pescio and Janet Pescio(2)	9,366,665	16.3%
Royce & Associates, LLC(4)	5,336,079	9.3%
Goodman & Company, Investment Counsel Ltd.(3)	5,248,000	9.1%
Beutel, Goodman & Company Ltd.(5)	4,565,700	7.9%

(1)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of Common Stock held by such person as of April 15, 2009, plus any securities held by such person exercisable for or convertible into Common Stock within 60 days after April 15, 2009. Unless otherwise noted, each of the persons is the record owner of the Common Stock beneficially held by such person.

(2)	Carl Pescio is a director of the Company. The address Carl and Janet Pescio is c/o Allied Nevada Gold Corp., 9600 Prototype Court, Reno, Nevada 89521.

(3)	The address of Goodman & Company, Investment Counsel Ltd. is One Adelaide Street East, 29th Floor, Toronto, Ontario, Canada, M5C 2V9.

(4)	The address of Royce & Associates LLC is 1414 Avenue of the Americas, New York, New York 10019.

(5)	The address of Beutel, Goodman & Company Ltd. is 20 Eglinton Ave. W., Suite 2000, Toronto, Ontario, M4R 1K8, Canada.

Security Ownership of Management

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of April 15, 2009, by (i) each of the Company’s executive officers, directors and nominees, individually and (ii) the Company’s executive officers and directors, as a group. The percentage of beneficial ownership is based on 57,471,556 shares of Common Stock outstanding as of April 15, 2009.

	Common Stock
Name and Address of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(1)		Percentage of Class
Carl Pescio(2)	9,366,665	(2)	16.3%

Robert M. Buchan Chairman of the Board and Director	2,781,466	(3)	4.8%

Scott A. Caldwell President and Chief Executive Officer and Director	624,666	(4)	1.1%

Hal D. Kirby Vice President and Chief Financial Officer	293,333	(5)	*

Mike Doyle Vice President of Technical Service	166,000	(6)	*

Rick H. Russell Former Vice President of Exploration	—	(7)	*

W. Durand Eppler Director	163,434	(8)	*

John W. Ivany Director	59,999	(9)	*

Cameron A. Mingay Director	49,999	(9)	*

Terry M. Palmer Director	49,999	(9)	*

Michael B. Richings Director	164,599	(10)	*

D. Bruce Sinclair Director	49,999	(9)	*

Robert G. Wardell Director	49,999	(9)	*

All executive officers and directors as a group (13 persons)	13,820,158		24.0%

*	Represents less than 1% of the outstanding Common Stock.

(1)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of Common Stock held by such person as of April 15, 2009, plus any securities held by such person exercisable for or convertible into Common Stock within 60 days after April 15, 2009. Unless otherwise noted, each of the persons is the record owner of the Common Stock beneficially held by such person.

(2)

Shares are beneficially owned by Carl Pescio and his wife, Janet Pescio. Includes 66,667 shares underlying options that are exercisable within 60 days of April 15, 2009. Excludes 83,333 shares underlying options unexercisable within 60 days of April 15, 2009.

(3)

Includes 870,000 shares issuable upon exercise of warrants acquired in the Company’s July 2007 private placement (the “Private Placement”). Includes 116,666 shares underlying options that are ]exercisable within 60 days of April 15, 2009. Excludes 233,334 shares underlying options unexercisable within 60 days of April 15, 2009. Includes 100,000 shares issuable pursuant to RSUs that are exercisable within 60 days of April 15, 2009 and excludes 200,000 shares issuable pursuant to RSUs, none of which vest within 60 days of April 15, 2009.

(4)

Includes 110,000 shares issuable upon exercise of warrants acquired in the Private Placement. Includes 366,667 shares underlying options that are exercisable within 60 days of April 15, 2009. Excludes 583,333 shares underlying options unexercisable within 60 days of April 15, 2009.

(5)

Includes 50,000 shares issuable upon exercise of warrants acquired in the Private Placement. Includes 183,333 shares underlying options that are exercisable within 60 days of April 15, 2009. Excludes 291,667 shares underlying options unexercisable within 60 days of April 15, 2009.

(6)

Includes 33,000 shares issuable upon exercise of warrants acquired in the Private Placement. Includes 100,000 shares underlying options that are exercisable within 60 days of April 15, 2009. Excludes 125,000 shares underlying options unexercisable within 60 days of April 15, 2009.

(7)

Mr. Russell retired effective February 1, 2009. Accordingly, 140,000 unvested options were forfeited at that time and 61,100 vested options were forfeited 30 days later. As a result, no shares underlying options are exercisable within 60 days of April 15, 2009.

(8)

Includes 10,000 shares issuable upon exercise of warrants acquired in the Private Placement and 105,022 shares underlying options that are exercisable within 60 days of April 15, 2009, of which 10,023 are shares underlying options under the Special Stock Option Plan. Excludes 100,001 shares underlying options unexercisable within 60 days of April 15, 2009. Includes 45,000 shares issuable upon exercise of options held by Sierra Partners II, LLC (“Sierra”). Mr. Eppler currently serves as President and CEO and is holder of a 50% equity interest in Sierra. Mr. Eppler disclaims beneficial ownership of the securities held by Sierra, except to the extent of his pecuniary interest therein.

(9)	Includes 49,999 shares underlying options that are exercisable within 60 days of April 15, 2009. Excludes 100,001 shares underlying options unexercisable within 60 days of April 15, 2009.

(10)

Includes 128,553 shares underlying options that are exercisable within 60 days of April 15, 2009, of which 78,554 are shares underlying options under the Special Stock Option Plan. Excludes 100,001 shares underlying options unexercisable within 60 days of April 15, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2008 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that twenty reports, covering a total of twenty four transactions were filed late. Messrs. Doyle, Ivany, Mingay, Palmer, Pescio, Richings, Sinclair and Wardell filed late one report each relating to one transaction, Messrs. Caldwell, Kirby and Russell filed late two reports each relating to two transactions, Mr. Eppler filed late one report relating to two transactions, and Mr. Buchan filed late five reports relating to eight transactions.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to the Company’s By-laws, the Board of Directors is required to fix, from time to time, the number of directors which shall constitute the whole board. By resolution dated May 13, 2009, the Board of Directors has elected to fix the number of directors which constitute the whole board at eight directors. Accordingly, the Board of Directors proposes the following eight nominees for election as directors to hold office until the Annual Meeting of Stockholders to be held in 2010 or until their successors, if any, have been duly elected and qualified. Each is currently a director and has agreed to serve if elected:

•	Robert M. Buchan

•	Scott A. Caldwell

•	John W. Ivany

•	Cameron A. Mingay

•	Terry M. Palmer

•	Carl Pescio

•	D. Bruce Sinclair

•	Robert G. Wardell

Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Information Concerning Nominees and Executive Officers

The following table sets out the names of the current directors and executive officers of Allied Nevada, their ages as of April 15, 2009, current positions with Allied Nevada, jurisdictions of residence, principal occupations within the five preceding years, and periods during which each director has served as a director of Allied Nevada.

Each of our directors is elected to serve until the next Annual Meeting of Stockholders, or until his successor, if any, is duly elected and qualified.

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since
ROBERT M. BUCHAN 61	Businessman; Executive Chairman of the Board of Allied Nevada from June 2007 to present (Chairman from April 2007 to June 2007); Director of Quest Capital Corp. from April 2005 to present (Executive Chairman from April 2005 to January 2008); Chief Executive Officer of Kinross Gold Corporation from January 1993 to April 2005.	March 1, 2007

SCOTT A. CALDWELL 52	President and Chief Executive Officer of Allied Nevada from September 2006 to present (Chief Financial Officer of Allied Nevada from September 2006 to April 2007), consultant to Vista Gold Corp. (“Vista”); formerly with Kinross Gold Corporation as Executive Vice President and Chief Operating Officer from March 2003 to August 2006.	September 22, 2006

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since
JAMES M. DOYLE 55	Vice President of Technical Services of Allied Nevada from April 2007 to present; formerly with Kinross Gold Corporation from December 2003 to August 2006 as Senior Vice President of Operations; not employed from August 2006 to April 2007.

JOHN W. IVANY(3)(4) 64	Retired executive; Advisor to Genuity Capital Markets from February 2007 to present; Executive Vice President of Kinross Gold Corporation from June 1995 to May 2006.	June 27, 2007

HAL D. KIRBY 41	Vice President and Chief Financial Officer of Allied Nevada from April 2007 to present; financial and accounting consultant to Allied Nevada from January 2007 to April 2007; not employed from August 2006 to January 2007; formerly with Kinross Gold Corporation as Vice President and Controller from June 2005 to August 2006 and as Director of Special Projects from October 2004 to June 2005.

CAMERON A. MINGAY(4) 57	Lawyer; Partner, Cassels Brock & Blackwell LLP from July 1999 to present.	March 22, 2007

TERRY M. PALMER(5) 64	Accountant; Principal, Marrs, Sevier & Company LLC from January 2003 to present; director of Apex Silver Mines Limited from October 2004 to March 2009, Director of Golden Minerals Company (successor to Apex Silver Mines Limited) from March 2009 to present; Partner and Certified Public Accountant with Ernst & Young from September 1979 to October 2002.	September 22, 2006

CARL PESCIO(2) 57	Self-employed mining prospector since 1991.	March 1, 2007

D. BRUCE SINCLAIR(3)(5) 58	Retired executive; Chief Executive Officer and director of WaveRider Communications Inc. from June 1998 to June 2005 (director until March 2006).	June 27, 2007

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since
ROBERT G. WARDELL(3)(4)(5) 64	Accountant; Vice-President, Finance and Chief Financial Officer of Victory Nickel Inc. from February 2007 to January 2009; self-employed accounting and finance consultant from June 2006 to February 2007; Senior Partner, Deloitte & Touche LLP, from 1986 to May 2006.	June 27, 2007

WARREN WOODS 52	General Manager of the Hycroft Open Pit Mine from January 2008 to present; General Manager of Nome Operations for NovaGold Resources-Alaska Gold from September 2005 to December 2007; Mine Manager for Eagle Picher Minerals from September 2002 to October 2005.

(1)	Includes occupations for the five preceding years.

(2)	Denotes member of Health, Safety and Environmental Committee. Carl Pescio is the Chair of the Health, Safety and Environmental Committee.

(3)	Denotes member of Compensation Committee. Mr. Sinclair is the Chair of the Compensation Committee.

(4)	Denotes member of Corporate Governance Committee. Mr. Mingay is the Chair of the Corporate Governance Committee.

(5)	Denotes member of Audit Committee. Mr. Palmer is the Chair of the Audit Committee.

There are no family relationships among any of the above directors or executive officers of Allied Nevada. The following directors of Allied Nevada are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act): Robert Buchan is Chairman of Extract Resources Limited and of Phoenix Coal and a director of Polyus Gold. Terry M. Palmer is a director of Apex Silver Mines Limited and its successor, Golden Minerals Company. John Ivany is a director of Breakwater Resources Ltd., Eurogas International Ltd., and of B2Gold Corp. Robert G. Wardell is a director of Phoenix Coal, Nuinsco Resources Limited, and Katanga Mining Limited. Carl Pescio may pursue ventures with mining properties other than those held by Allied Nevada.

None of the above directors or executive officers has entered into any arrangement or understanding with any other person pursuant to which he was, or is to be, elected as a director or executive officer of Allied Nevada or a nominee of any other person.

Code of Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including our CEO, CFO, principal accounting officer and persons performing similar functions. The Code of Conduct and Ethics is located on the Company’s internet website at http://www.alliednevada.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Vote Required and Board of Directors Recommendation

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the ten highest number of votes at the Meeting will be elected, even if such votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. Proxies executed on the enclosed form will be voted, in absence of other instructions, “FOR” the election of the persons named above.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF THE NOMINEES FOR DIRECTOR

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the NYSE Amex Equities (“NYSE Amex”, f/k/a American Stock Exchange) and the Company’s Corporate Governance Guidelines. The Compensation Committee has adopted a Charter that describes its responsibilities in detail and the Compensation Committee and Board review and assesses the adequacy of the Charter on a regular basis. The Compensation Committee has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the Compensation Committee’s role in corporate governance can be found in the Compensation Committee’s Charter, available on the Company’s web site at www.alliednevada.com under the Corporate Responsibility section. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee of the Board of Directors:

D. Bruce Sinclair

John W. Ivany

Robert G. Wardell

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following contains a description of our executive compensation programs and objectives. Because we are a new company and have recently commenced operations, we are in the process of refining our compensation policies and anticipate that this will be an ongoing process as our company develops.

Compensation Program Objectives

Our compensation program has the following long-term goals and objectives:

•	Attraction and retention of key talent;

•	Aligning the interests of our executive officers with the interests of the Company’s stockholders; and

•	Leveraging individual performance by linking executive compensation to individual performance and overall business performance.

How Executive Compensation is Determined

Compensation Committee’s Process for Arriving at Compensation Decisions. The Compensation Committee is supported by the executive officers and employees of the Company, who provide the Compensation Committee with data and analyses to support decision making. The Compensation Committee meets both with and without the presence of the Chief Executive Officer and the Chief Financial Officer. When management is present, the Compensation Committee will generally hold a session without management present at the end of each meeting, at the discretion of the Compensation Committee. The Chairman of the Compensation Committee sets the agenda for each meeting in consultation with management representatives and other Compensation Committee members.

Management is responsible for keeping the minutes of Compensation Committee meetings and the Chairman provides regular reports to the Board of Directors regarding actions and discussion at Compensation Committee meetings. The Board of Directors or Compensation Committee makes all decisions regarding the Chief Executive Officer’s compensation in executive session.

Company management uses, and provides to the Compensation Committee, mining industry and general industry benchmark data provided by an independent compensation consultant, Coopers Consulting. Coopers Consulting provides a competitive analysis of similarly situated companies and provides other data for the Compensation Committee to consider in its compensation decisions with respect to our executive officers. The Compensation Committee also communicates directly from time to time with Coopers Consulting. In the future, we expect external compensation experts to be much more intimately involved in the development of the Company’s compensation strategies and that such consultants will be invited to attend from time-to-time for consultation regarding specific topics. In response to specific questions posed by the Compensation Committee, management from time to time is asked to consider publicly available compensation data from other peer companies to provide additional information for decisions about compensation.

When making compensation decisions for Named Executive Officers, the Compensation Committee considers factors beyond market data. Based upon input from management, the Compensation Committee also considers the individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers in the Company. There is no mandatory framework that determines which of these additional factors may be more or less important, and the emphasis placed on any of these additional factors may vary among the executive officers. While the Compensation Committee does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not driven by a formula and does incorporate the judgment of the Compensation Committee. In making decisions for executives other than the Chief Executive Officer, the input and perspective of the Chief Executive Officer has a significant influence on the Compensation Committee’s decisions.

Compensation Components and Alignment to Compensation Goals

Compensation Components. For 2008, the executive compensation program contained four basic elements and a package of benefit plans:

Each of the compensation components above are specifically designed to accomplish one or more of the Company’s three goals: 1) Attracting and retaining key talent; 2) Aligning the interests of our executive officers with the interests of the Company’s stockholders; and, 3) Leveraging individual performance by linking executive compensation to individual performance and overall business performance.

Attraction and Retention of Key Talent. The compensation package meets the goal of attracting and retaining key talent in a highly competitive mining environment through the following elements:

•	A competitive cash compensation program, consisting of base salary and bonus opportunity, which is comparable to similar opportunities offered in the marketplace for executive talent;

•	A package of competitive benefits; and

•	Two and Three-year vesting on stock option grants and vesting of stock unit awards in the second and third years from the beginning of the performance period.

Aligning the interests of our executive officers with the interests of the Company’s stockholders. The compensation package meets the goal of aligning the interests of the Company’s stockholders through the following elements:

•	Enhanced emphasis on Company performance in 2008;

•	Stock options and restricted stock unit grants to motivate performance aligned with the interest of the Company’s stockholders; and

•

The development of management’s goals and objectives with the involvement of the Board of Directors and the use of these objectives to determine Annual Incentive Bonus awards requires management and the Board of Directors to align these goals and objectives with the interests of our stockholders.

Leveraging individual performance by linking executive compensation to individual performance and overall business performance. By linking management’s goals and objectives to the payment of annual incentive awards, the compensation strategy motivates the executives to meet both their individual goals and objectives but also those of the Company in general.

Methodology for Determining Compensation Levels

Determination of Target Total Compensation

Target Pay Levels Relative to Market. The Company is currently a production stage enterprise, having completed the development of the Hycroft Mine during calendar year 2008. As a small mining company, we need to attract and retain qualified executives capable of responding to a broad range of issues that would be handled by specific functional groups in a larger organization. As a result, the Compensation Committee seeks to target a total compensation program (including base salary, target annual incentive, and the grant value of equity incentives, but exclusive of benefits) at a level that is the average of comparable market practices. This results in our executives being compensated greater than the 50th percentile (“median”) and less than the 75th percentile. In the view of the Compensation Committee, these compensation levels are the proper level to target because the market for executive talent in the mining industry is exceptionally competitive. In addition, other natural resource and materials companies are typically more diversified than Allied Nevada and therefore face lower potential volatility in performance results. The Compensation Committee believes that an average market pay positioning strategy at target is appropriate to compensate for the additional performance risk of being tied exclusively to gold at a small mining company.

Competitive Benchmarking Analysis. In order to assess competitive pay levels, the Compensation Committee reviews benchmark data for the mining industry for all of its Named Executive Officers. Using Coopers Consulting data, the Compensation Committee reviewed the median, the average, and the 75th percentile of total compensation for the mining industry. Considering that many of the organizations listed in the following sample group were larger mining companies with multiple operating mines in multiple jurisdictions and are competitors for executive talent, the Compensation Committee believes that the average compensation would be the best benchmark for Allied Nevada.

Participants in the mining industry survey used to determine the 2008 compensation levels are:

Anatolia Minerals Development Ltd.	Idaho General Mines Inc.	Rio Tinto Energy North America
Apex Silver Mines Limited	Kennecott Minerals Company	Rio Tinto Minerals
Arch Coal Inc.	Kennecott Utah Copper Corporation	Stillwater Mining Co.
Centerra Gold Inc.	Kinross Gold Corporation	Teck Cominco Limited
Cleveland Cliffs Inc.	Langeloth Metallurgical Company LLC	The Doe Run Company
Coeur d’Alene Mines Corporation	Mercator Minerals Ltd.	Thomson Creek Metals Company Inc.
Freeport-McMoran Copper & Gold Inc.	Newmont Mining Corporation	Yukon Nevada Gold Corporation
Frontera Copper Corporation	NovaGold Resources Inc.
Golden Star Resources Ltd.	Oglebay Norton Company
Graymont Limited	Phelps Dodge Corporation
Hecla Mining Company	Quadra Mining Ltd.

Involvement of Management. The Chief Executive Officer, at the request of the Compensation Committee, makes a recommendation related to the total compensation for the Named Executives, excluding himself. This recommendation is based upon his analysis of the Competitive Benchmarking and other considerations including the individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers in the Company. The Chief Executive Officer does not provide any recommendations or participates in any discussion of compensation elements related to his position.

Determination of the Size of Each Component of Target Total Compensation. The Compensation Committee targets total compensation, excluding benefits, at average levels of comparable market practices. Salaries for the Chief Executive Officer are targeted below the average levels of comparable market practices for the position and the at-risk cash bonus was increased to bring total compensation to the required levels. For the remaining Named Executives, total compensation and at-risk cash bonus were managed so that the total package adds to the desired average levels in comparison to the benchmarks. For all Named Executives, the stock-based compensation grants were determined in relation to their level in the organization. In general, these stock-based compensation grants were calculated so that the estimated grant date fair value of the awards would total between 73% and 100% of the executive’s salary.

For 2008, the Compensation Committee generally sought to balance the target compensation components based upon the short term components which include the salaries and annual target incentive bonus, and the long term components related to the stock-based compensation awards. For the Named Executive Officers, the Compensation Committee generally tried to target 66% short term compensation and 34% long term compensation.

The target pay positioning of the average of the applicable benchmark as stated above for each position is intended to be a guideline, and the Compensation Committee makes its decisions within the context of market practices. However, this is not intended to be formula driven. Other factors such as an individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns and the individual’s historical compensation and comparisons to peers at the Company impact the decision-making process. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and at its discretion.

Short Term Compensation – Salary and Bonus. In constructing a compensation program that seeks to target the average, the Compensation Committee first sets base salary. In 2008, the Compensation Committee targeted base salary for the Chief Executive Officer to be 50% of the total short term compensation. For the other Named Executives, the Compensation Committee targeted salaries to comprise between 70% and 75% of short term compensation and for the bonus to comprise 25% to 30% of the total short term compensation. The goal is to set base salary and cash bonus so that the sum of the two is close to the average of the relevant benchmark, assuming that the Company and individual accomplish target results.

Long Term Compensation – Equity. After setting salary and cash bonus as described above, and considering previous equity awards, the Compensation Committee sets target option grants. In 2008, the Compensation Committee targeted total long-term incentives (stock options) as a percent of base salary for each currently-serving Named Executive Officer so that the value granted was approximately 100% of the Chief Executive Officer’s base salary and between 73% and 84% of the other Named Executive Officer base salaries. In 2008, the stock option grants to Named Executive Officers were granted with immediate vesting of a third of the grant, followed by the vesting of an additional third of each grant on the first and second anniversaries of the award.

Other Compensation – Discretionary Bonus. The Compensation Committee and the Board of Directors may on its own discretion decide to reward situations during the year where employees provide exemplary service above that anticipated in the individual goals and objectives.

Material Differences Between Named Executive Officers. During 2008, there were no material differences between actual compensation and the compensation planned by the Compensation Committee.

Executive Pay Mix and the Emphasis on “At Risk” Pay. The Compensation Committee believes that “at risk” pay is an important component of the compensation strategy. “At Risk” pay is important as it helps align the actions of management with the interests of the shareholders. The following table illustrates the percentages of total compensation that are “at risk” for each of the Named Executive Officers.

Name	% of Total Compensation Not “At Risk”	% of total compensation “At Risk”
Scott A. Caldwell	32%	68%
Hal D. Kirby	41%	59%
James M. Doyle	66%	34%
Rick H. Russell	63%	37%
Warren Woods	64%	36%

The Use of Tally Sheets and Wealth Accumulation Analysis. Annually, the Committee reviews tally sheets that show each element of compensation for an individual. For each Named Executive Officer, base salaries, incentive plan payments, equity awards, equity exercises, and perquisites are included on tally sheets. The Company’s accounting department prepares the tally sheets. To date, the Committee’s use of tally sheets has provided verification that executive compensation is internally equitable and proportioned according to the Committee’s expectations with regard to “at risk” compensation.

Perquisites and Other Personal Benefits. The Company’s executives are not entitled to significant perquisites or other personal benefits not generally offered to our employees other than as disclosed in the Summary Compensation Table. The Company has approved a qualified tax-deferred savings plan in accordance with the provisions of Section  401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation of Named Executive Officers for Fiscal Year 2008

Our named executive officers for 2008 were Scott Caldwell, President and Chief Executive Officer, Hal Kirby, Vice President and Chief Financial Officer, Mike Doyle, Vice President of Technical Services, Rick Russell, Vice President of Exploration and Warren Woods, Hycroft Mine General Manager. Warren Woods joined our company in January of 2008 as the Hycroft Mine General Manager.

Base Salary. In setting salaries of the Named Executive Officers, the Compensation Committee and Board of Directors reviewed Coopers Consulting mining industry benchmark data for the Named Executive Officers. Based on the foregoing review, as well as consideration of the individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns, the individual’s historical compensation and input from other Board members, the Compensation Committee set the base salaries for the Named Executive Officers.

On January 11, 2008, we entered into an employment agreement with Mr. Caldwell that provided for an annual base salary of $330,000 and Mr. Caldwell is eligible to be considered for an annual performance-based award of up to 100% of base salary, in the discretion of the Compensation Committee. After reviewing the Competitive Benchmarking Analysis and other factors, the Board of Directors approved an increase in Mr. Caldwell’s base salary to $360,000 effective May 8, 2008.

On January 11, 2008, we entered into an employment agreement with Mr. Kirby that provided for an annual base salary of $225,000 and Mr. Kirby is eligible to be considered for an annual performance-based award of up to 40% of base salary, in the discretion of the Compensation Committee. After reviewing the Competitive Benchmarking Analysis, the recommendation of the Chief Executive Officer and other factors, the Board of Directors approved an increase in Mr. Kirby’s base Salary to $250,000 effective May 8, 2008.

On January 11, 2008, we entered into an employment agreement with Mr. Doyle that provided for an annual base salary of $200,000 and Mr. Doyle is eligible to be considered for an annual performance-based award of up to 35% of his base salary. After reviewing the Competitive Benchmarking Analysis, the recommendation of the Chief Executive Officer and other factors, the Board of Directors approved an increase in Mr. Doyle’s base Salary to $225,000 effective May 8, 2008. At the same time, the Board of Directors changed the eligibility for the annual performance-based award to up to 40% of his base salary.

On January 11, 2008, we entered into an employment agreement with Mr. Russell that provided for an annual base salary of $200,000 and Mr. Russell was eligible to be considered for an annual performance-based award of up to 35% of his base salary. After reviewing the Competitive Benchmarking Analysis, the recommendation of the Chief Executive Officer and other factors, the Board of Directors approved an increase in Mr. Russell’s base Salary to $205,000 effective May 8, 2008.

On January 7, 2008, the Company hired Warren Woods as the Hycroft Mine General Manager. The terms of employment for Mr. Woods provide for an annual base salary of $175,000 and Mr. Woods is eligible to be considered for an annual performance-based award of up to 35% of his base salary.

Short-Term Non-Equity Incentive Compensation. Short-term non-equity incentive compensation includes the annual incentive bonus and the discretionary bonus. The annual incentive bonus is expressed as a percentage of base salary while the discretionary bonus amount is determined at the sole discretion of the board of directors.

Annual Incentive Bonus: The annual incentive bonus for the Named Executive Officers is based primarily upon the corporate goals and objectives. These corporate goals and objectives are developed by management in conjunction with the board of directors. The goals and objectives for 2008 were approved prior to the start of the fiscal year. Once the corporate goals and objectives are determined, functional goals for the Hycroft Mine, the finance and accounting function, and the exploration function are developed.

The corporate goals and objectives for 2008 included the following elements:

Health, safety and environmental performance. The 2008 goals and objectives were to have no lost time incidents or environmental notices of violation. During the year we had one lost time incident and received no notices of violation for environmental matters.

Complete any necessary debt or equity financings. In 2007, our Board made the decision to reactivate the Hycroft Mine. The reactivation program for the Hycroft Mine and our internal budgets indicated that in order to successfully reopen the mine, we needed to raise additional funds. These funds were successfully raised by the Company through the completion of the CDN$27.0 million Ionic Credit Facility and the initial public offering of stock in April of 2008 for net proceeds of approximately $69.3 million.

Increase shareholder value. The 2008 goals and objectives included a goal of increasing the awareness of the Company in order to increase the trading volume of our stock and the return to our shareholders. During the year, the liquidity crisis in the fourth quarter resulted in general instability of all stocks, including ours. This unforeseen event resulted in greater volatility in our share price than we had experienced historically and made it difficult to truly assess the performance on this goal.

Become a producer. With the 2007 decision to reopen the Hycroft Mine, a primary goal of the Company was to complete the capital and development program in 2008 and become a gold mining company by the end of the year. We were successful in completing the program, produced gold in December of 2008, and became a production stage enterprise.

Expand the mineral resource at the Hycroft mine. During the setting of goals and objectives for 2008, we envisioned an exploration drill program to assess the oxide and sulfide mineralization at the mine. The objective of this drill program was to identify additional oxide and sulfide mineralization at the property to increase the potential value to our shareholders. During the year, we completed the drill program and determined two reserve and resource updates. Both updates increased the proven and probable reserves and increased the other mineralized material identified at the property. In addition, the Company also reported an estimate of the silver other mineralized material.

Based on these primary goals and objectives and the performance of the Company, the Compensation Committee determined that the performance was in line with its expectations for the year. As such, the Compensation Committee recommended to the Board that the Named Executive Officers (excluding Rick H. Russell) be awarded 75% of their individual target bonuses now and another 25% of their individual target bonuses on attainment of commercial production, defined as two consecutive months of 6,000 ounces or more of production, at the Hycroft Mine. Rick H. Russell had notified us of his intent to retire in September of 2008. In order to arrange an orderly transition, we agreed to maintain Mr. Russell’s salary until January 31, 2008 and agreed that he would not be eligible for the annual incentive bonus payments. Since Warren Woods started with us early in 2008, his bonus eligibility was reduced to 98% from 100%. Based on this determination, the following table indicates the bonus determination:

2008 Incentive Bonus Payments

Name	Base Salary ($)	Bonus Eligibility (%)	Target Payout (%)	Total Payout ($)	Paid April 3, 2009 ($)	Paid, conditional on attainment of commercial production ($)
Scott A. Caldwell	360,000	100%	100%	360,000	270,000	90,000

Hal D. Kirby	250,000	40%	100%	100,000	75,000	25,000

James M. Doyle	225,000	40%	100%	90,000	67,500	22,500

Rick H. Russell	205,000	35%	0%	-0-	-0-	-0-

Warren Woods	175,000	35%	98%	60,000	45,000	15,000

Discretionary Bonus. The Compensation Committee and the Board of Directors may on its own discretion decide to reward situations during the year where employees provide exemplary service above that anticipated in the individual goals and objectives. In April 2008, the board decided to award a “closing bonus” of $22,000 to Hal Kirby, $11,000 to Mike Doyle, and $6,000 to Rick Russell in recognition of the additional effort and work required to close the public offering we completed raising net proceeds of approximately $69.3 million. This bonus was paid to reflect the completion of the offering during a period when the Company was completing the audit of its first annual financial statements and the completion of a detailed reserve and resource update.

Long-Term Compensation – Equity. The 2008 equity awards were determined by the Compensation Committee by considering the position of the employee, the expected cost of the option award, and the performance of the individuals towards corporate and individual goals and objectives. Options with a five-year term to expiration were granted to the Messrs. Caldwell, Kirby, Doyle, and Russell with vesting terms under which one third of the grant vested on the grant date, a second third vested on the first anniversary of the grant date, and the final third granted on the second anniversary of the grant date.

Warren Woods was employed by us on January 7, 2008. As part of his compensation package, he was granted 50,000 options which had a five-year term to expiration with a vesting schedule under which one third of the grant vested on the first anniversary of the grant date, a second third will vest on the second anniversary of the grant date, and the final third will vest on the third anniversary of the grant date. On May 8, 2008, Mr. Woods was granted 18,000 options with a five-year term to expiration, with vesting terms under which one third of the grant vested on the grant date, a second third will vest on the first anniversary of the grant date, and the final third will vest on the second anniversary of the grant date. As Mr. Woods was not a Named Executive Officer at the time, this option grant was approved by the Board of Directors on the recommendation of the Chief Executive Officer. The grant was reduced to 50% of the annual grant that normally would have been granted to this position to reflect that Mr. Woods had recently begun employment with the Company.

The following table summarizes these awards:

2008 Grants of Plan Based Awards

Name	Grant Date	Number of Options (#)	Exercise Price ($)	Total grant date fair value of option award ($)
Scott A. Caldwell	May 14, 2008	150,000	5.58	459,000

Hal D. Kirby	May 14, 2008	75,000	5.58	229,500

James M. Doyle	May 14, 2008	75,000	5.58	229,500

Rick H. Russell	May 14, 2008	60,000	5.58	183,600

Warren Woods	January 21, 2008 May 14, 2008	50,000 18,000	5.05 5.58	107,000 55,080

Effects of Regulatory Requirements on Executive Compensation

Section 409A of the Code affects the granting of most forms of deferred compensation pursuant to our compensation program. Our compensation program is intended to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Code, and we anticipate that our Compensation Committee will continue to design and administer our compensation programs accordingly.

Various rules under current generally accepted accounting practices will impact the manner in which Allied Nevada accounts for future grants of stock options and other equity-based compensation to employees, including executive officers, on our financial statements. The Compensation Committee will review the effect of these rules (including SFAS 123(R)) when determining the form and timing of future grants of stock options and other equity-based compensation to our employees, including executive officers; however, this analysis will not necessarily be the determinative factor in any such decision regarding the form and timing of grants.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid its chief executive officer and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible and believes that a substantial portion of compensation paid under its current program (including the annual incentives and stock option grants described above) satisfies the requirements under Section 162(m). However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2007 and 2008, the Company believes that no portion of its tax deductions for compensation paid to its named executive officers will be disallowed under Section 162(m).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards(1) ($)	Non-equity incentive plan compensation ($)	All other compensation ($)		Total ($)

Scott A. Caldwell, President and Chief Executive Officer (3)	2007 2008	233,750 349,442	— —	303,780 856,185	297,000 360,000	56,625 8,400	(4) (2)	891,155 1,574,027

Hal D. Kirby, Vice President and Chief Financial Officer (4)	2007 2008	159,375 241,202	— 22,000	149,612 418,979	57,375 100,000	65,679 19,216	(5) (8)	432,041 801,397

James M. Doyle, Vice President of Technical Services	2007 2008	141,667 216,202	— 11,000	56,959 124,312	44,625 90,000	— 5,690	(2)	243,251 447,204

Rick H. Russell, Vice President of Exploration	2007 2008	100,000 203,241	— 6,000	31,500 207,450	31,639 —	11,445 5,023	(6) (2)	174,584 421,714

Warren Woods, Hycroft Mine General Manager	2007 2008	— 172,813	— —	— 65,502	— 60,000	— 17,921	(7)	— 316,236

(1)

The amounts shown do not reflect compensation actually received by the named executive officers, but represent total compensation cost for the years ended December 31, 2007 and 2008, calculated in accordance with SFAS 123R using a lattice pricing model. The assumptions used to calculate these amounts are set forth in Note 13 to our financial statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2009 and amended on April 14, 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(2)

All other compensation includes matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan. Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the Named Executive Officers unless otherwise noted.

(3)

Mr. Caldwell also served as Chief Financial Officer of Allied Nevada until April 16, 2007, the effective date of appointment of Hal Kirby as Vice President and Chief Financial Officer of Allied Nevada.

(4)

Represents amounts paid by Vista Gold Corp. for consulting services provided by Mr. Caldwell pursuant to the consulting agreement between Vista Gold Corp. and Mr. Caldwell. Amounts reflect cash compensation only and do not include any reimbursement for out-of-pocket expenses.

(5)

Amount includes $22,200 paid by Allied Nevada for consulting services provided by Mr. Kirby pursuant to the consulting agreement between Vista Gold Corp. and Mr. Kirby, $34,870 for a relocation allowance and reimbursement of relocation expenses for Mr. Kirby, and $8,609 relating to legal and other costs associated with the immigration of Mr. Kirby’s spouse to the United States.

(6)

Represents amounts paid by Allied Nevada for consulting services provided by Mr. Russell pursuant to the consulting agreement between Allied Nevada and Mr. Russell. Amounts reflect cash compensation only and do not include any reimbursement for out-of-pocket expenses. See “Compensation Discussion and Analysis — Compensation of Named Executive Officers.”

(7)

Amount includes $8,841 for reimbursement of housing costs, $4,997 for personal use of a Company provided automobile, and $4,083 of matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

(8)

Amount includes $12,503 of legal and other costs associated with immigration and work visa of Mr. Kirby and of Mr. Kirby’s spouse to the United States and $6,713 matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

Grants of Plan-Based Awards

Name	Grant date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Shares of Stock or Units (#)	All other Stock Awards: Number of Securities Underlying Options(1)(3) (#)	Exercise or Base Price of Option Awards(2) ($/Share)	Grant Date Fair Value of Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Scott A. Caldwell	3-Jul-07 14-May-08	180,000	360,000	360,000	— —	800,000 150,000	4.35 5.58	1,768,000 459,000

Hal D. Kirby	3-Jul-07 14-May-08	50,000	100,000	100,000	— —	400,000 75,000	4.35 5.58	884,000 229,500

James M. Doyle	3-Jul-07 14-May-08	45,000	90,000	90,000	— —	150,000 75,000	4.35 5.58	331,500 229,500

Rick H. Russell	18-Sep-07 14-May-08	35,875	71,750	71,750	— —	150,000 60,000	4.35 5.58	324,000 183,600

Warren Woods	21-Jan-08 14-May-08	30,625	61,250	61,250	— —	50,000 18,000	5.05 5.58	107,000 55,080

(1)

All options vest in equal annual installments over a period of two to three years. None of the shares of Common Stock subject to options granted to the named executive officers were vested as of December 31, 2007. One-third of the options granted in 2008 and one-third of the options granted in 2007 were vested as of December 31, 2008.

(2)

Pursuant to the terms of the Allied Nevada 2007 Stock Option Plan (the “Plan”), the exercise price for shares of Common Stock underlying options awarded under the Plan is the closing market price of the Common Stock on either the Toronto Stock Exchange (“TSX”) or NYSE Amex as of the date of grant.

(3)	Options granted in 2008 to the named executive officers were one-third vested at time of grant.

Option Exercises and Stock Vested

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Scott A. Caldwell	—	—
Hal D. Kirby	—	—
James M. Doyle	—	—
Rick H. Russell	8,900	16,020
Warren Woods	—	—

Outstanding Equity Awards at Fiscal Year-End

	Options awards
Name	Number of securities underlying unexercised options(1) (#) exercisable	Number of securities underlying unexercised options(2)(3) (#) unexercisable	Option exercise price(4) ($)	Option expiration date
Scott A. Caldwell	266,666	533,334	4.35	3-Jul-18
	50,000	100,000	5.58	14-May-13
Hal D. Kirby	133,333	266,667	4.35	3-Jul-18
	25,000	50,000	5.58	14-May-13
James M. Doyle	50,000	100,000	4.35	3-Jul-18
	25,000	50,000	5.58	14-May-13
Rick H. Russell	50,000	100,000	4.35	3-Jul-18
	20,000	40,000	5.58	14-May-13
Warren Woods	—	50,000	5.05	21-Jan-13
	6,000	12,000	5.58	14-May-13

(1)	All options are either ten year, non-qualified stock options or five year, non-qualified stock options.

(2)	All options vest in equal annual installments over a two to three year period.

(3)

The terms of the employment agreements between the Company and Messrs. Caldwell, Kirby, and Doyle, respectively, provide for (i) immediate vesting of all previously granted options and/or restricted share units upon a change of control event affecting the Company and their subsequent involuntary termination during the one year period thereafter, and (ii) continued vesting for a period of two (2) years in the event their employment with the Company is terminated by the Company other than for cause or by the individuals for good reason.

(4)

Pursuant to the terms of the Allied Nevada 2007 Stock Option Plan, the exercise price for shares of Common Stock underlying options awarded under the Plan is the closing market price of the Common Stock on either the TSX or NYSE Amex as of the date of grant.

Employment Agreements

Employment Agreement with Scott A. Caldwell

On January 11, 2008, Allied Nevada entered into an employment agreement with Scott A. Caldwell, our President and Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Caldwell’s employment began effective as of April 16, 2007, and he continues to be employed by the Company on an “at-will” basis.

Pursuant to his employment agreement, Mr. Caldwell receives an annual base salary in the amount of $330,000, as well as a discretionary bonus up to a maximum amount of 100% of his base salary in any calendar year, based upon the achievement by Mr. Caldwell of pre-determined performance targets set by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the Board of Directors. Mr. Caldwell’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Caldwell is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Mr. Caldwell was also granted an option to purchase 800,000 shares of Common Stock of the Company in accordance with the Company’s Stock Option Plan. See “—Outstanding Equity Awards at 2008 Fiscal Year End Table” for a description of vesting and other terms applicable to this option award.

Employment Agreement with Hal Kirby

On January 11, 2008, Allied Nevada entered into an employment agreement with Hal Kirby, our Vice President and Chief Financial Officer. Pursuant to the terms of his employment agreement, the term of Mr. Kirby’s employment began effective as of April 16, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Kirby receives an annual base salary in the amount of $225,000, as well as a discretionary bonus up to a maximum amount of 40% of his base salary in any calendar year, based upon the achievement by Mr. Kirby of pre-determined performance targets set by the our President and Chief Executive Officer and approved by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the President and Chief Executive Officer and approved by the Board of Directors. Mr. Kirby’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Kirby is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Pursuant to his employment agreement, Mr. Kirby was reimbursed for relocation from his residence in Toronto, Ontario, Canada.

In addition, Mr. Kirby was granted an option to purchase 400,000 shares of Common Stock in accordance with the Company’s Stock Option Plan. See “—Outstanding Equity Awards at 2008 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Kirby’s option award.

Employment Agreement with Mike Doyle

On January 11, 2008, Allied Nevada entered into an employment agreement with Mike Doyle, our Vice President of Technical Services. Pursuant to the terms of his employment agreement, the term of Mr. Doyle’s employment began effective as of April 16, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Doyle receives an annual base salary in the amount of $200,000, as well as a discretionary bonus up to a maximum amount of 35% of his base salary in any calendar year, based upon the achievement by Mr. Doyle of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Doyle’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Doyle is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

In addition, Mr. Doyle was granted an option to purchase 150,000 shares of Common Stock in accordance with the Company’s Stock Option Plan. See “—Outstanding Equity Awards at 2008 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Doyle’s option.

Employment Agreement with Rick H. Russell

On January 11, 2008, Allied Nevada entered into an employment agreement with Rick H. Russell, our Vice President of Exploration. Pursuant to the terms of his employment agreement, the term of Mr. Russell’s employment began effective as of July 1, 2007, and he was employed by the Company on an “at-will” basis. As disclosed in our Current Report on Form 8-K dated February 1, 2009, Mr. Russell retired effective February 1, 2009. Mr. Russell passed away on April 6, 2009.

Prior to Mr. Russell’s retirement, pursuant to the terms of his employment agreement, Mr. Russell received an annual base salary in the amount of $200,000, as well as a discretionary bonus up to a maximum amount of 35% of his base salary in any calendar year, based upon the achievement by Mr. Russell of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus was in the sole discretion of the Board of Directors and any bonus was earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Russell’s eligibility to receive such bonus was conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Russell was also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Mr. Russell was granted an option to purchase 150,000 shares of Common Stock in accordance with the Company’s Stock Option Plan. See “—Outstanding Equity Awards at 2007 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Russell’s option.

Employment Agreement with Warren Woods

On March 16, 2009, Allied Nevada entered into an employment agreement with Warren Woods, our General Manager of Hycroft Operations. Pursuant to the terms of his employment agreement, the term of Mr. Woods’s employment began effective as of January 7, 2008, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Woods receives an annual base salary in the amount of $185,000, as well as a discretionary bonus up to a maximum amount of 35% of his base salary in any calendar year, based upon the achievement by Mr. Woods of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Woods’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Woods is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

In addition, Mr. Woods was granted an option to purchase 50,000 shares of Common Stock in accordance with the Company’s Stock Option Plan. See “—Outstanding Equity Awards at 2007 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Woods’s option.

As a condition to their employment with Allied Nevada and their receipt of the compensation and benefits described above, as well as under the following heading “Payments Upon Termination or Change of Control”, each of Messrs. Caldwell, Kirby, Doyle, Russell, and Woods were required to execute and deliver a Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement, a form of which was attached to their individual employment agreements. Under the latter agreement, each of these executives has agreed that during his employment and for one year following termination of his employment with Allied Nevada, he will not carry on business in the State of Nevada which is similar to or in any way competitive with our mineral property-related business, including business conducted with potential joint venture partners with which Allied Nevada is or was actively pursuing a potential business relationship during the applicable period.

Payments Upon Termination or Change in Control

The following table provides executive benefits upon termination or change of control:

Name	Termination not for cause ($)	Change of control ($)	Termination after change of control ($)
Scott A. Caldwell
Salary	720,000	720,000	720,000
Target bonus payout	720,000	720,000	720,000
Medical benefit continuation	36,000	36,000	36,000
Equity acceleration	—	378,667	378,667

Total	1,476,000	1,854,667	1,854,667

Hal D. Kirby
Salary	500,000	500,000	500,000
Target bonus payout	200,000	200,000	200,000
Medical benefit continuation	36,000	36,000	36,000
Equity acceleration	—	189,334	189,334

Total	736,000	925,334	925,334

James M. Doyle
Salary	225,000	337,500	337,500
Target bonus payout	90,000	135,000	135,000
Medical benefit continuation	18,000	18,000	18,000
Equity acceleration	—	71,000	71,000

Total	333,000	561,500	561,500

Rick H. Russell
Salary	205,000	307,500	307,500
Target bonus payout	71,750	107,625	107,625
Medical benefit continuation	18,000	18,000	18,000
Equity acceleration	—	71,000	71,000

Total	294,750	504,125	504,125

Warren Woods
Salary	—	175,000	175,000
Target bonus payout	—	61,250	61,250
Medical benefit continuation	—	9,000	9,000
Equity acceleration	—	500	500

Total	—	245,750	245,750

Payments Upon Termination

Each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Doyle, Russell, and Woods contain provisions which entitle each of them to payments following termination of their employment in certain circumstances, as described below.

Termination by Allied Nevada Without Cause or by the Executive for Good Reason

Each of the employment agreements between us and Messrs. Caldwell, Kirby, Doyle, Russell, and Woods provide that, in the event their employment is terminated by Allied Nevada other than for “cause” (as defined below), or is terminated by any of them for “good reason” (as defined below), they are entitled to receive payment, when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following severance benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 times their respective base salary then in effect, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, in each case payable promptly following the tenth day after delivery to Allied Nevada of an executed separation agreement and general release, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) continued vesting for a 2 year period of any unvested options and/or restricted share units granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

•

Pursuant to the employment agreements with Messrs. Doyle and Russell, (a) a lump sum severance equal to (i) 12 months of their respective base salary then in effect, plus (ii) their respective target bonus for the year in which employment is so terminated, in each case payable promptly following the tenth day after delivery to Allied Nevada of an executed separation agreement and general release, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $18,000, and (c) continued vesting for a 2 year period of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

“Good Reason” is defined under each employment agreement as termination by any of Messrs. Caldwell, Kirby, Doyle, or Russell of their employment not later than one year following the occurrence of any of the following events:

i.	A substantial reduction in their respective duties or responsibilities or a material change in their respective reporting responsibilities or title, except those changes generally affecting all members of Allied Nevada’s management;

ii.	A substantial reduction by Allied Nevada in their respective annual compensation then in effect, except those changes generally affecting all members of Allied Nevada’s management; or

iii.	A substantial adverse change in their participation in benefits under any benefit plan of Allied Nevada, including pursuant to their individual employment agreement, except those changes generally affecting all members of Allied Nevada’s management.

“Cause” is defined under each employment agreement as the taking of any of the following actions by or against Messrs. Caldwell, Kirby, Doyle, Russell, or Woods:

i.	Commission of an act of fraud or dishonesty which may or does adversely affect Allied Nevada;

ii.	Conviction or plea of guilty or nolo contendere to or engaging in any felony or crime involving moral turpitude, fraud, misrepresentation or other crime and/or indictment for a crime that, in the reasonable opinion of Allied Nevada, affects the individuals’ ability to perform the duties set forth in his employment agreement and/or reflects negatively upon Allied Nevada;

iii.	Unauthorized disclosure of the Company’s Proprietary Information, as defined in the Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement which results or could have been reasonably foreseen to result, in a material loss to Allied Nevada.

iv.	Failure (which shall not include any disability as defined in his employment agreement) or refusal to perform the duties and responsibilities of his employment and/or to follow the policies and procedures of Allied Nevada including, without limitation, the failure or refusal to carry out lawful instructions from our President and Chief Executive Officer (except for Mr. Caldwell, as to which the relevant individual is the Executive Chairman of the Board) or Board of Directors which, if such failure or refusal is reasonably possible of being cured in the opinion of Allied Nevada, is not cured within thirty (30) days after written notice from Allied Nevada of such failure or refusal.

Termination by Allied Nevada for Cause or in the Event of Death or Disability

Pursuant to the employment agreements with each of Messrs. Caldwell, Kirby, Doyle, Russell, and Woods, in the event their employment with Allied Nevada is terminated for “cause” or due to the death or “disability” (as defined below) of any of them, they (or their estate, as applicable) will be entitled to receive payment, when due, of any unpaid base salary, expense reimbursements and vacation days accrued prior to such termination. Further, in the event their employment with Allied Nevada is terminated as the result of the death or disability of any of them, they (or their estate, as applicable) will be entitled to receive long term disability or life insurance benefits, in the form maintained by Allied Nevada at such time and in which they participated at the time of such termination.

“Disability” is defined in under each employment agreement as any illness, injury, accident or condition of either a physical or mental nature as a result of which any of Messrs. Caldwell, Kirby, Doyle, or Russell is unable to perform the essential functions of his duties and responsibilities for 90 days during any period of 365 consecutive calendar days or for any consecutive 90-day period.

Voluntary Termination by the Executive

In the event that any of Messrs. Caldwell, Kirby, Doyle, Russell, or Woods decide voluntarily to terminate their employment with Allied Nevada without “good reason” upon 30 days’ written notice, Allied Nevada, in its discretion, may elect (i) to relieve them of any obligation to perform their respective duties during such notice period, or (ii) to waive the notice period and immediately accept such termination. In the event Allied Nevada elects the former, we have agreed to continue their respective compensation and benefits for the remainder of the notice period, except that no bonus shall be earned or awarded by any of them during and after the notice period.

Payments Upon a Change of Control

In addition to the severance obligations described above, each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Doyle, Russell, and Woods contain provisions which entitle each of them to certain payments upon a “change of control” (as defined below) of Allied Nevada.

In the event of a “change of control” (as defined below) and the involuntary termination of employment during the one-year period thereafter by Allied Nevada (or any successor entity) other than for “cause”, or by Messrs. Caldwell, Kirby, Doyle, Russell, or Woods for “good reason”, they will be entitled to payment, when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 years of their respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

•

Pursuant to the employment agreement with Mr. Doyle, (a) a lump sum severance equal to (i) 18 months of his respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 1.5 times his respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $18,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to Mr. Doyle, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

•

Pursuant to the employment agreement with Mr. Woods, (a) a lump sum severance equal to (i) 12 months of his respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 1.0 times his respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $9,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to Mr. Woods, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

“Change of control” is defined under each employment agreement as (i) the occurrence of a merger or consolidation of Allied Nevada, whether or not approved by our Board of Directors, other than (x) a merger or consolidation which would result in the voting securities of Allied Nevada outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of Allied Nevada or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or (y) a merger or consolidation which is in effect a financing transaction for Allied Nevada including, but not limited to, a reverse merger of Allied Nevada into a publicly traded “shell” company, or (ii) the approval by the stockholders of Allied Nevada of an agreement for the sale or disposition by Allied Nevada of all or substantially all of our assets.

Compensation of Non-Employee Directors

Compensation of Directors at 2008 Fiscal Year End Table

The table below sets forth information regarding compensation earned by non-employee directors as compensation for their service to the Company during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)(1)		Total ($)
ROBERT BUCHAN	87,668	435,000	(3)	287,658	(3)	810,326
W. DURAND EPPLER	36,000	—		141,553	(2)	177,553
CAMERON A. MINGAY	36,000	—		141,553	(2)	177,553
TERRY M. PALMER	52,452	—		141,553	(2)	194,005
CARL PESCIO	36,000	—		141,553	(2)	177,553
MICHAEL B. RICHINGS	41,000	—		141,553	(2)	182,553
JOHN W. IVANY	39,219	—		141,553	(2)	180,772
D. BRUCE SINCLAIR	44,216	—		141,553	(2)	185,769
ROBERT G. WARDELL	47,455	—		141,553	(2)	189,008

(1)

Amounts reflect the total compensation expense for the year ended December 31, 2008 calculated in accordance with Statement of Financial Accounting Standard No. 123R, or SFAS 123R, using a lattice pricing model. The assumptions used to calculate these amounts are set forth in Note 13 to our financial statements, included in our Annual Report on Form 10-K, filed with the SEC on March 16, 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(2)

On July 3, 2007 and June 23, 2008, the Company granted 100,000 and 50,000 options, respectively, to each of the directors indicated, except for Robert Buchan, with each grant having a grant date fair value of $221,000 and $137,000, respectively, computed in accordance with FAS 123R. The options granted on June 23, 2008 were one-third vested on the date of grant. As of December 31, 2008, each director had outstanding options to purchase 150,000 shares of Common Stock.

(3)	On July 3, 2007 and June 23, 2008, the Company granted 300,000 and 50,000 options, respectively, to Robert Buchan, which had grant date fair values of $663,000 and $137,000, respectively, computed in accordance with FAS 123R. The options granted on June 23, 2008 were one-third vested on the date of grant. As of December 31, 2008, Mr. Buchan had outstanding options to purchase 350,000 shares of Common Stock. On July 3, 2007, the Company granted 300,000 RSUs to Robert Buchan, which had a grant date fair value of $1,305,000. As of December 31, 2008, Mr. Buchan had 300,000 RSU’s outstanding. Pursuant to SEC rules, the amounts indicated exclude the impact of estimated forfeitures related to service-based vesting conditions.

From January 1, 2008 through May 7, 2008, each non-employee member of our Board of Directors received the following cash compensation for board services, as applicable:

•	$75,000 per year for service as Chairman;

•	$30,000 per year for service as board members;

•	$10,000 per year for service as Chairman of the Audit Committee and $5,000 per year for service as chairman of other standing committees; and

•	$1,000 for each board meeting attended.

On May 8, 2008, our Board of Directors approved a change in the compensation program for our non-employee directors, which became effective as of that date. Pursuant to the above change to the compensation program for non-employee directors, each non-employee member of our Board of Directors will receive the following cash compensation for board services, as applicable:

•	$90,000 per year for service as Chairman;

•	$50,000 per year for service as Audit Committee Chairman;

•	$35,000 per year for services as chairman of other committees;

•	$25,000 per year for services as directors for non-chairman;

•	$5,000 per year per committee for service as committee member; and

•	$1,000 for each board meeting attended.

Additionally, on June 23, 2008, the Board of Directors approved grants of non-qualified stock options under the Allied Nevada 2007 Stock Option Plan for 50,000 shares as to each of our non-employee directors. These options have a 5-year term and an exercise price per share of $6.34, which was determined in accordance with the 2007 Stock Option Plan as the closing price of Common Stock on the grant date of June 23, 2008. These options vested one-third on the date of grant and one-third on each anniversary of the grant date until fully vested.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2008

Plan category Equity Compensation Plans Approved by Security Holders	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Allied Nevada Special Stock Option Plan(1)	290,728	$3.23	(2)	—	(3)
Allied Nevada 2007 Stock Option Plan	3,928,600	$4.76		1,747,500
Allied Nevada Restricted Share Plan	336,000	—		864,000
Total	4,555,328	$4.65		2,611,500	(3)

(1)

The Company established the Allied Nevada Special Stock Option Plan to govern options to purchase Common Stock granted in connection with the Arrangement to persons who held Vista Gold Corp. stock options at the time of completion of the Arrangement. Options granted pursuant to the Special Option Plan have either a five or ten year term.

(2)

Exercise prices for options granted pursuant to the Special Stock Option Plan during the period shown were converted into U.S. dollars as of the grant date from the stated Canadian dollar amounts as applicable. Realized exercise prices may vary depending upon the currency conversion rates at the time of exercise.

(3)

The Company reserved a total of 619,550 shares of Common Stock for issuance upon exercise of options granted pursuant to the Allied Nevada Special Stock Option Plan, all of which shares are subject to options granted in connection with the Arrangement. All such options were granted pursuant to individual stock option agreements entered into between the Company and each participant, dated as of May 10, 2007. As of April 15, 2009, 293,386 shares of Common Stock subject to these options had been exercised, while options to purchase a total of 64,800 shares of Common Stock had expired unexercised. Pursuant to the terms of the Special Stock Option Plan, expired options are not available for reissuance.

BOARD OF DIRECTORS

Board Committees and Meetings of the Board of Directors

Our business is managed under the direction of the Board of Directors, which meets regularly during the year to review significant developments affecting us and acts upon matters requiring its approval. The Board of Directors met six (6) times during the fiscal year ended December 31, 2008, and took certain other actions by unanimous consent. All directors attended at least seventy-five percent of the meetings of the Board of Directors held from the time each director commenced serving in such capacity and of the committees of which they were members. It is our policy to encourage all directors to attend the annual meeting of stockholders. Seven directors attended our 2008 annual meeting of stockholders in person and one director attended via teleconference.

Allied Nevada’s Board of Directors has four standing committees: a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Health, Safety and Environmental Committee. A brief description of the composition and functions of each committee follows.

Compensation Committee

Allied Nevada’s Compensation Committee is chaired by D. Bruce Sinclair. Its other members are Robert G. Wardell and John W. Ivany. Each member of our Compensation Committee is “independent” within the listing standards of the NYSE Amex and Canadian standards as per Canadian National Instrument 58-101, “Corporate Governance” (“NI 58-101”). The Compensation Committee met once during the fiscal year ended December 31, 2008. The written charter of the Compensation Committee is available on our website at http://www.alliednevada.com.

The Compensation Committee’s functions are to review and recommend compensation policies and programs, as well as salary and benefit levels for individual executives, including our President and Chief Executive Officer. The Compensation Committee makes these recommendations to our Board of Directors which, in turn, provides final approval on individual compensation matters. The Compensation Committee has the authority to retain any advisors, counsel and consultants as the members deem necessary in order to carry out these functions. The Compensation Committee also administers Allied Nevada’s compensation programs for our employees, including executive officers, reviews and approves all awards granted under these programs, reviews the compensation discussion and analysis section and drafts and approves the annual report on executive compensation required, and recommends their inclusion in, Allied Nevada’s annual proxy statement as required under U.S. federal securities laws and Canadian securities laws. In accordance with the terms of the Compensation Committee’s Charter, our President and Chief Executive Officer may not be present during meetings of the Compensation Committee at which his compensation is being discussed.

Audit Committee

Allied Nevada’s Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is chaired by Terry M. Palmer, and its other members are Robert G. Wardell and D. Bruce Sinclair. Each member of our Audit Committee is “independent” within the meaning of the NYSE Amex listing standards, as defined in Rule 10A-3(b)(1) under the Exchange Act and in Canadian National Instrument 52-110 “Audit Committees”. Additionally, the Board of Directors has determined that Mr. Palmer qualifies as Allied Nevada’s “Audit Committee Financial Expert” as defined in accordance with Section 407 of the Sarbanes-Oxley Act of 2002. The written charter of the Audit Committee is available on our website at http://www.alliednevada.com/. The Audit Committee met a total of four (4) times during the fiscal year ended December 31, 2008.

The Audit Committee, in accordance with the Audit Committee Charter as approved by our Board of Directors, assists the Board of Directors in monitoring (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications, independence and performance, and (5) business practices and ethical standards of Allied Nevada. The Audit Committee is responsible for the appointment of our independent auditor and for the compensation, retention and oversight of the work of our independent auditor and for the oversight of our accounting and financial reporting processes.

Corporate Governance Committee

Allied Nevada’s Corporate Governance Committee is chaired by Cameron A. Mingay. Its other members are John W. Ivany and Robert G. Wardell. Each member of our Corporate Governance Committee is “independent” within the meaning of the NYSE Amex listing standards and NI 58-101. The written charter of the Corporate Governance Committee is available on our website at http://www.alliednevada.com. The Corporate Governance Committee did not meet formally during the fiscal year ended December 31, 2008, although it did meet informally.

The Corporate Governance Committee will recommend criteria for service as a director, review candidates and recommend appropriate governance practices for Allied Nevada in light of corporate governance guidelines set forth by NYSE Amex and other regulatory entities, as applicable. The Corporate Governance Committee will consider candidates meeting such criteria who are suggested by directors, management, stockholders and search firms hired to identify and evaluate qualified candidates. From time to time, the Corporate Governance Committee may recommend highly qualified candidates who it believes will enhance the strength, independence and effectiveness of Allied Nevada’s Board of Directors. The Corporate Governance Committee will review the size of our Board of Directors annually. The Committee is also responsible for review and approval of transactions with related persons. See “Certain Relationships and Related Party Transactions—Procedures for Approval of Transactions with Related Persons”.

The Corporate Governance Committee will consider nominees for director recommended by stockholders if such recommendations are submitted in writing to the Chairman of the Corporate Governance Committee, c/o Allied Nevada Gold Corp., 9600 Prototype Court, Reno, Nevada 89521. At this time, no additional specific procedures to propose a candidate for consideration by the Corporate Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors, have been adopted as the Company believes that the procedures currently in place will continue to serve the needs of the Board and stockholders.

Health, Safety and Environmental Committee

Allied Nevada’s Health, Safety and Environmental Committee is chaired by Michael B. Richings. Its other members are W. Durand Eppler and Carl Pescio. The Committee has the general mandate of overseeing the development and implementation of policies and best practices of Allied Nevada relating to health and environmental and safety issues in order to ensure compliance with applicable laws and to ensure the safety of our employees. The Committee will, among other things, monitor the effectiveness of our environmental policies, assist management with implementing and maintaining appropriate health and safety programs and obtain periodic reports on such programs, and report to the Board of Directors on environmental and health and safety matters concerning Allied Nevada’s operations.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2008 was comprised of: D. Bruce Sinclair (Chairman), Robert G. Wardell and John W. Ivany. No member of Allied Nevada’s Compensation Committee was during the fiscal year ended December 31, 2008, or currently is, an executive officer or employee of Allied Nevada or any of its subsidiaries or affiliates. No executive officer of Allied Nevada was during 2008, or currently is, a director or a member of the Compensation Committee of another entity having an executive officer who is a director or a member of our Compensation Committee.

Communications with Board of Directors

Although the Board of Directors has not formally adopted a process by which stockholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and stockholders. Until such time as the board may adopt a different set of procedures, stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence to the Chairman of the Corporate Governance Committee, c/o Allied Nevada Gold Corp., 9600 Prototype Court, Reno, Nevada 89521, who will arrange for forwarding the correspondence as appropriate. Such correspondence should prominently display the fact that it is a stockholder-director communication.

Independence of Directors

Allied Nevada’s Common Stock is listed on the NYSE Amex and the TSX. Under NYSE Amex rules, the Board of Directors is required to affirmatively determine that each “independent” director has no material relationship with our company that would interfere with the exercise of independent judgment. Our Board has determined that the following directors are “independent” as required by NYSE Amex listing standards: Mr. Eppler, Mr. Palmer, Mr. Ivany, Mr. Mingay, Mr. Wardell and Mr. Sinclair. Additionally, all members of our Audit Committee are “independent” as defined in Rule 10A-3(b)(1) under the Exchange Act and for the purposes of Canadian National Instrument 58-101.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2008.

The Company’s management has primary responsibility for the Company’s internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also had many discussions, including the required discussions with Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm, regarding matters related to the conduct of the audit of the Company’s annual financial statements. The content of these communications is governed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. The Audit Committee has also received written disclosures and the letter from Ehrhardt Keefe Steiner & Hottman PC required by the PCAOB pursuant to Rule 3600T, which relates to the accountants’ independence from the Company and has discussed with Ehrhardt Keefe Steiner & Hottman PC their firm’s independence from the Company. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE

Terry M. Palmer, Chairman

Robert G. Wardell

D. Bruce Sinclair

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Sierra Partners Consulting Agreement

On July 2, 2007, Allied Nevada entered into an Investor Relations Services Agreement with Sierra Partners II LLC (“Sierra”) to assist Allied Nevada with the development and initiation of an investor relations program and to provide consulting and advisory services regarding the North American investor market. W. Durand Eppler, an Allied Nevada Director, is a partner in Sierra. During the six month term of the Agreement, Sierra received a monthly retainer of $15,000 and was granted an option to purchase 45,000 shares of Common Stock in accordance with the Allied Nevada Stock Option Plan. This option has a 10-year term, an exercise price per share of $4.35 which was determined in accordance with the Allied Nevada Stock Option Plan as the closing price of Common Stock on the grant date of July 3, 2007, and a total grant date fair value of $99,000 based on a binomial option valuation model. The option fully vested on December 31, 2007.

On January 28, 2008, Allied Nevada amended its Investor Relations Services Agreement with Sierra to assist the Company with its investor relations program and to provide consulting and advisory services regarding the North American investor market. Under terms of the amended agreement, Sierra will receive a monthly retainer of $5,000 and reimbursement of reasonable out of pocket fees and expenses. The amended agreement expired on December 31, 2008. W. Durand Eppler, an Allied Nevada director, currently serves as President of, and is a partner of, Sierra and, as a result, will benefit from this transaction to the extent of his interest in Sierra. Allied Nevada has paid Sierra $94,000 for the year ended December 31, 2008 and there were no balances due to Sierra at December 31, 2008.

Provision of Legal Services

Cameron Mingay, an Allied Nevada director who was appointed in March 2007, is a partner at Cassels Brock & Blackwell LLP (“Cassels Brock”) of Toronto, Ontario, Canada, which since June 2007 has served as outside counsel to Allied Nevada in connection with Canadian corporate and securities law matters. Allied Nevada has paid Cassels Brock an aggregate of $588,000 and $288,000 for legal services rendered during the years ended December 31, 2008 and 2007, respectively. In addition, $86,000 was owed to Cassels Brock at December 31, 2008.

Ionic Credit Facility

On March 17, 2008 a subsidiary of the Company entered into a Credit Agreement with Ionic Capital Corp. (“Ionic”), which allowed the subsidiary to borrow up to CDN$27.0 million. Robert Buchan, Chairman of Allied Nevada’s Board of Directors, as disclosed to the Board of Directors, participated as an investor in the Credit Facility. Allied Nevada paid $42,000 to Ionic for interest on the Credit Agreement and approximately $1.7 million for a standby and structuring fee, a drawdown fee, and other loan related costs for the year ended December 31, 2008. At the end of May 2008, the Company voluntarily repaid all amounts then outstanding on the Credit Agreement.

On March 30, 2009, Allied Nevada along with its wholly-owned subsidiary, Hycroft Resources & Development, Inc. entered into a credit agreement (the “Credit Agreement”) with Ionic, pursuant to which Ionic agreed to provide to the Company a CDN$8 million secured bridge loan facility (the “Loan Facility”). Borrowings under the Loan Facility may only be used by Hycroft Resources & Development for its general working capital purposes.

The definitive agreement indicates the amount to be borrowed is CDN$8.0 million and must be repaid on or before September 30, 2010. The loan bears interest payable on the last business day of each month, as well as at maturity, at 15 percent per annum, calculated daily and compounded monthly. The Company incurred a structuring fee of CDN$80,000 in connection with this loan. In addition, the Company agreed to pay all of Ionic’s legal fees and other reasonable costs in connection with the Credit Agreement. The Company’s interest in its mining fleet acquired from Komatsu has been pledged as collateral for the bridge loan.

The agreement contains customary covenants for credit facilities of this type including but not limited to covenants that limit or restrict the Company’s ability to: (i) incur additional debt, (ii) declare dividends, (iii) sell or dispose of a substantial or material part of the Company’s business, assets or undertaking, and (iv) give or permit any mortgages, liens, security interest or other encumbrance. Additionally, the Credit Agreement requires the Company to prepay the amount borrowed in the event a public equity offering or a debt offering is completed prior to the maturity date of the loan. Robert Buchan, Chairman of the Board and Director of the Company, has disclosed to the Board of Directors of the Company that he is a participant in the Loan Facility.

The Credit Agreement contains customary events of default for a loan facility of this size and type that including, among others: (i) non-payment defaults, (ii) covenant defaults, (iii) cross-defaults to certain other material indebtedness, (iv) inaccuracy of representations and warranties, (v) bankruptcy and insolvency defaults, (vi) material judgments defaults, and (vii) change of control defaults. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement. The loans under the Loan Facility are subject to mandatory prepayment under certain circumstances, including in connection with the Company’s receipt of proceeds from certain sales of assets or certain equity or debt financings. The Loan Facility may be prepaid in whole at any time before maturity without penalty so long as payment is made on the last business day of the month and the Company provides two months notice prior to prepayment.

Procedures for Approval of Transactions with Related Persons

In March 2007, we adopted a written policy relating to the approval of transactions with related persons. Before then, we did not have a written policy, and any such transactions were approved by our Board of Directors in accordance with applicable law.

Our written policy for the review of transactions with related persons requires review, approval or ratification of all transactions in which Allied Nevada is a participant and in which an Allied Nevada director, executive officer, a significant shareholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as transactions in the ordinary course of business where the aggregate amount involved is expected to be less than $5,000. All related party transactions will have to be reported for review by the Corporate Governance Committee of the Board of Directors. Transactions deemed to be pre-approved will not have to be reported to the Committee, except that transactions in the ordinary course of business must be submitted to the Committee for review at its next following meeting.

Following its review, the Committee will determine whether these transactions are in, or not inconsistent with, the best interests of Allied Nevada and our shareholders, taking into consideration whether they are on terms no less favorable to Allied Nevada than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

On April 8, 2008, Allied Nevada completed a public offering of its Common Stock, which, taken together with the exercise by the underwriters on April 18th, 2008, of their over-allotment option, resulted in the Company issuing an aggregate of 14,375,000 shares of Common Stock for total gross proceeds of CDN$75,468,750 million. Related parties of Allied Nevada subscribed for an aggregate of CDN$3,018,750 of the offering, as follows: Scott A. Caldwell, President, Chief Executive Officer and Director—CDN$262,500; Hal D. Kirby, Vice President and Chief Financial Officer—CDN$131,250 and the Buchan Family Foundation—CDN$2,625,000. Robert Buchan, Allied Nevada’s Chairman of the Board, is an officer and director of the Buchan Family Foundation.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) to serve as our independent auditors for the fiscal year ending December 31, 2009, and the Board of Directors is requesting stockholders to ratify this appointment. If the stockholders do not ratify this appointment, another independent registered public accounting firm will be considered by the Audit Committee.

Representatives of EKS&H are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. These representatives will also be available to answer appropriate questions of stockholders.

Independent Auditors Fees

Aggregate fees billed by EKS&H for professional services rendered to us for the fiscal year ended December 31, 2008 and 2007 were $320,715 and $104,358, respectively. A breakdown of the fees paid by Allied Nevada is provided in the following table:

	Year ended December 31,
	2008	2007
Audit Fees(1)	$293,439	$67,352
Audit-Related Fees(2)	27,276	37,006
Tax Fees(3)	—	—
All Other Fees(3)	—	—

Total Fees	$320,715	$104,358

(1)	“Audit Fees” include fees billed by EKS&H for the integrated audit of our annual financial statements for the fiscal year and reviewing quarterly reports on Form 10-Q.

(2)	“Audit-Related” fees include fees for services such as accounting consultations and review of other SEC filings.

(3)	EKS&H did not provide any services in this category to Allied Nevada during the fiscal years ended December 31, 2008 and 2007.

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance of all particular engagements for services provided by the Company’s external accountants. For 2008 and 2007, all of the services related to amounts billed by the Company’s external accountants were pre-approved by the Audit Committee. The Audit Committee has established procedures for engagement of EKS&H to perform services other than audit, review, and attest services. In order to safeguard the independence of EKS&H, prior to each engagement to perform such non-audit service, (a) management and EKS&H affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable rules, rules or regulations; (b) management describes the reasons for hiring EKS&H to perform the services; and (c) EKS&H affirms to the Audit Committee that it is qualified to perform the services. All services provided by EKS&H were permissible under applicable laws, rules, and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the proposal but, for the purpose of this vote, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF

THE APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO

ALLIED NEVADA 2007 STOCK OPTION PLAN AND ALLIED NEVADA RESTRICTED SHARE PLAN

Allied Nevada proposes that stockholders approve amendments to the Company’s 2007 Stock Option Plan and the Company’s Restricted Share Plan (the “RSU Plan”) (collectively, the “Plans”) to, among other things, permit 5,700,000 shares of Common Stock under the 2007 Stock Option Plan and 1,200,000 shares of Common Stock under the RSU Plan, as previously approved by the stockholders, to be made available for grant or award under either the 2007 Stock Option Plan or the RSU Plan.

On May 13, 2009, the Board adopted, subject to stockholder approval, the amendments to the RSU Plan and the 2007 Stock Option Plan as described in this proposal and set forth in Appendix A and B, respectively, to this Proxy Statement. The Board has determined that these amendments are in the best interests of the Company and the stockholders to allow the Company to advance the interests of Allied Nevada through attracting, retaining and rewarding high-performing talent and to secure for Allied Nevada and its stockholders the benefits inherent in the ownership of Common Stock by such individuals. Our Board believes that performance-based awards, such as restricted stock and stock options, are a vital component of employment compensation packages that we can offer to attract and retain high caliber individuals. The flexibility allowing for grants or awards of Common Stock of the Company under the 2007 Stock Option Plan or the RSU Plan will allow future awards to be based on then-current objectives for aligning compensation with stockholder value. As required by NYSE Amex and the TSX, the above referenced amendments to the Plans are subject to approval by our stockholders. If this Proposal 3 is approved, the 5,700,000 shares of Common Stock presently authorized under the 2007 Stock Option Plan and 1,200,000 shares of Common Stock presently authorized under the RSU Plan, both as previously approved by our stockholders, will be available for grant or award under either the 2007 Stock Option Plan or the RSU Plan.

In addition, the amendments to the RSU Plan provide that the Compensation Committee may elect for awards granted under the RSU Plan to qualify as “performance based compensation” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Tax Aspects of the 2007 Stock Option Plan and the Restricted Share Plan under the U.S. Internal Revenue Code—Limitations on Deductions”.

It is also proposed that the 2007 Stock Option Plan be amended to provide the Compensation Committee with the discretion to allow options issued under such plan, that would otherwise be terminated earlier as a result of the termination, death or disability of the option holder, to continue for a longer period not exceeding their original expiry date. In addition, as requested by the TSX, the 2007 Stock Option Plan has been amended to remove the discretion of the Allied Nevada Board to choose between the closing price on the NYSE Amex and the TSX to determine the exercise price of options upon grant. The amendments provide that the closing price of the exchange with the greater trading volume on the date of grant shall be the price to use for the purpose of setting an option exercise price.

Additional minor amendments to the Plans are proposed, all as set out in the full text of the RSU Plan and the 2007 Stock Option Plan attached hereto as Appendix A and B, respectively. A summary of each plan follows:

Summary of the RSU Plan

The following is a summary description of the material provisions of the RSU Plan and proposed amendments and is qualified in its entirety by the full text of the RSU Plan attached to this Proxy Statement as Appendix A.

Eligible Participants Under the RSU Plan

The right to acquire fully paid and non-assessable Common Stock subject to the RSU Plan (“Restricted Share Rights”) may be granted under the RSU Plan to directors, officers, employees or consultants of Allied

Nevada (“Participants”). In determining the eligibility of an individual to participate in the RSU Plan, the Compensation Committee gives consideration to an individual’s performance and potential contribution to the success of Allied Nevada. As of April 15, 2009 there are approximately 160 participants eligible to participate in the RSU Plan.

Vesting of Restricted Share Rights

A Restricted Share Right is granted subject to a vesting or restricted period (“Restricted Period”) as determined by the Compensation Committee upon grant. The Compensation Committee may elect to make the vesting of Restricted Share Rights subject to (i) continued service with the Company for a specified period of time, (ii) the achievement of one or more objective performance goals established by the Compensation Committee (“Performance Goals”) within a performance period, or (iii) both continued service and the achievement of Performance Goals. A Restricted Share Right is exercised automatically and a share of Common Stock is issued for no additional consideration on the later of: (i) the end of a Restricted Period and the achievement of any applicable Performance Goals; and (ii) in the case of Participants who are Canadian residents, a date determined by the eligible participant that is after the Restricted Period and before a participant’s retirement date or termination date (a “Deferred Payment Date”).

Shares Available for Issuance

The maximum number of shares of Common Stock issuable under the RSU Plan is currently set at 1,200,000 (representing 2.09% of the currently outstanding shares of Common Stock of the Company on a non-diluted basis). If the amendment is authorized, the number of shares of Common Stock that may be issued pursuant to awards granted under the RSU Plan will be 6,900,000 (representing 12% of the currently outstanding shares of Common Stock of the Company on a non-diluted basis). This number shall be reduced by (i) the number of shares of Common Stock subject to Restricted Share Rights granted and outstanding under the Restricted Share Plan, (ii) the number of shares of Common Stock subject to Options (as defined in the 2007 Stock Option Plan) granted and outstanding under the Company’s 2007 Stock Option Plan, (iii) the number of shares of Common Stock issued upon the exercise of Restricted Share Rights (“Restricted Shares”) under the Restricted Share Plan, and (iv) the number of shares of Common Stock issued from time to time under the 2007 Stock Option Plan. In addition, if any Option shall terminate or expire unexercised or any Restricted Share Right shall terminate or expire without delivery of any Restricted Shares, then that number of shares of Common Stock that were previously issuable pursuant to any such expired or terminated Option or Restricted Share Right shall, to the extent of any such termination or forfeiture, again be available for the grant of Options or Restricted Share Rights under the 2007 Stock Option Plan or the RSU Plan, to the fullest extent permitted by law. The maximum number of shares of Common Stock issuable at any time to insiders pursuant to the RSU Plan and all other compensation arrangements of Allied Nevada is 10% of the Common Stock outstanding. The maximum number of shares of Common Stock issued to Participants who are insiders pursuant to the RSU Plan and all other compensation arrangements of Allied Nevada, within a one-year period, is limited to 10% of the Common Stock then outstanding. The maximum number of shares issuable to any one insider and such insider’s associates pursuant to the RSU Plan, within a one-year year period, is limited to 5% of the Common Stock then outstanding, and the maximum number of shares of Common Stock reserved for issue to any one Participant under the RSU Plan is limited to 5% of the Common Stock then outstanding. However, if the Compensation Committee elects for the grant of Restricted Share Rights to qualify as “performance based compensation” as defined in Section 162(m) of the Code, then no Participant may be granted more than 2,837,577 Restricted Share Rights in any calendar year. If an award of Restricted Share Rights is cancelled, the award will continue to be counted toward the applicable limitation.

Amendments; Termination

The RSU Plan may be amended by the Board in its absolute discretion from time to time, without stockholder approval, without limitation, for amendments of a housekeeping nature and change to the Restricted

Period of the Plan or any Restricted Share Right. However, any amendment that: (i) materially increases the benefits under the RSU Plan; (ii) increases the number of shares of Common Stock issuable under the RSU Plan; or (iii) materially modifies the requirements as to eligibility for participation in the RSU Plan shall only be effective upon such amendment being approved by the stockholders, if required by either the TSX or the NYSE Amex or any other regulatory authority having jurisdiction over our securities. The RSU Plan shall remain in effect until terminated.

Additional Terms

If the amendment is authorized, the Compensation Committee may elect for grants of Restricted Share Rights to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m) of the Code. The Compensation Committee will subject such awards to the achievement of one or more objective performance goals established by the Committee which shall be based on the attainment of specified levels of one or any combination of the following: production, revenue, revenue growth, cost of goods sold per ounce, capital expenditures, resource growth (all categories), resources conversion (measured and indicated), cash flow from operations, net income, operating income (before or after taxes), gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization or other similar measures), earnings per share, cash flow or cash flow per share (before or after dividends), shareholder equity, cash flow return on investment, return on equity, total shareholder return, return on assets or net assets, return on capital (including return on total capital or return on invested capital), corporate regulatory compliance or achievements, mine costs compared to budget, improvement in or attainment of expense levels or working capital levels, health and safety, environmental compliance, business expansion and strategic initiatives, selected mining initiatives, mine development, drilling and exploration initiatives, feasibility studies, individual performance, leadership, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, comparisons with various stock market indices, recruiting and maintaining personnel, implementation, completion or attainment of measurable objectives with respect to corporate development or projects, and acquisitions and divestitures. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

The grant of a Restricted Share Right is evidenced by a Restricted Share Right Grant Letter, which is subject to the RSU Plan and may be subject to other terms and conditions that are not inconsistent with the RSU Plan and which the Compensation Committee deems appropriate.

Participants who reside in Canada seeking to set a Deferred Payment Date must give Allied Nevada at least 60 days notice prior to the expiration of the Restricted Period in order to effect such change. In the event of a Participant’s retirement or termination during a Restricted Period, any Restricted Share Right automatically terminates, unless otherwise determined by the Compensation Committee. In the event of a Participant’s retirement or termination after the Restricted Period and prior to any Deferred Payment Date, any Restricted Share Rights shall be immediately deemed exercised without any further action by the Participant and Allied Nevada shall issue Common Stock. In the event of death or disability of a Participant, his or her Restricted Share Rights shall be immediately exercised.

Holders of Restricted Share Rights are not entitled to dividends nor to the other rights of share ownership, such as voting, until Restricted Share Rights are exercised and Common Stock is issued.

The Restricted Share Rights are not assignable. In the event of a “change of control” (as defined below), all Restricted Share Rights are exercised immediately, notwithstanding the Restricted Period and any applicable Deferred Payment Date.

Pursuant to the RSU Plan, a “change of control” with respect to Allied Nevada is deemed to have occurred in the event of any one or more of the following events:

(i)	Allied Nevada shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Allied Nevada);

(ii)	Allied Nevada sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of Allied Nevada);

(iii)	Allied Nevada is to be dissolved and liquidated;

(iv)	any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 30% of Allied Nevada’s outstanding voting securities; or

(v)	as a result of or in connection with: (A) the contested election of directors, or; (B) a transaction referred to in subparagraph (i), above, the persons who were directors of Allied Nevada before such election shall cease to constitute a majority of our Board of Directors.

For the purposes of a “change of control”, as defined under the RSU Plan, the term “voting securities” means Common Stock of Allied Nevada and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by Allied Nevada, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

Securities Previously Authorized for Issuance Under the RSU Plan

As of April 15, 2009, a total of 336,000 Restricted Share Rights had been granted under the RSU Plan (representing .5% of the currently outstanding Common Stock on a non-diluted basis), no Restricted Shares had been issued, and 864,000 Restricted Share Rights remained available for issuance under the RSU Plan (representing 1% of the currently outstanding Common Stock on a non-diluted basis). See the table entitled “Equity Compensation Plans as of December 31, 2008” in this proxy statement.

New Plan Benefits

Because awards to be granted in the future under the RSU Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the RSU Plan by our officers or other employees.

Summary of the 2007 Stock Option Plan

The following is a summary description of the material provisions of the 2007 Stock Option Plan, as proposed to be amended, and is qualified in its entirety by the full text of the 2007 Stock Option Plan, attached to this Proxy Statement as Appendix B.

Eligible Participants and Types of Options Awarded Under the 2007 Stock Option Plan

Any director, officer and employee of Allied Nevada or its subsidiaries and any other person providing consulting or other services to the Company is an eligible participant under the 2007 Stock Option Plan. As of April 15, 2009 there are approximately 160 individuals eligible to participate in the 2007 Stock Option Plan.

Options granted under the 2007 Stock Option Plan may either be incentive stock options, as defined in Section 422(b) of the Code, herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options” or non-qualified stock options.

Incentive stock options may be granted under the 2007 Stock Option Plan only to employees who are, at the time of grant, actual so-called “common law employees” of Allied Nevada and not a consultant, advisor, service provider or independent contractor. To the extent that the aggregate fair market value of the Allied Nevada shares (determined at the time of grant) exceeds $100,000 with respect to the amount of incentive stock options exercisable for the first time by an Optionee during any calendar year, any excess over that amount shall be considered “non-qualified options”. Options will become exercisable only after they vest in accordance with the respective stock option agreement.

Shares Available for Issuance; Treatment of Unexercised Options

The maximum number of shares of Common Stock issuable under the 2007 Stock Option Plan is currently set at 5,700,000 (representing 9.9% of the currently outstanding shares of Common Stock of the Company on a non-diluted basis). If the amendment is authorized, the number of shares of Common Stock that may be issued pursuant to grants under the 2007 Stock Option Plan will be 6,900,000 (representing 12% of the currently outstanding shares of Common Stock of the Company on a non-diluted basis). Such number shall be reduced by (i) the number of shares of Common Stock subject to options granted and outstanding under the 2007 Stock Option Plan, (ii) the number of shares of Common Stock subject to Restricted Share Rights granted and outstanding under the Company’s RSU Plan, (iii) the number of shares of Common Stock issued from time to time pursuant to the exercise of Options under the 2007 Stock Option Plan and (iv) the number of Restricted Shares issued from time to time pursuant to the settlement of awards granted under the RSU Plan. In addition, if any shares of Common Stock covered by an Option shall terminate or expire unexercised or any Restricted Share Rights shall terminate or expire without delivery of any Restricted Shares, then that number of shares of Common Stock that were previously issuable pursuant to any such expired or terminated Option or Restricted Share Right shall, to the extent of any such forfeiture or termination, again be available for the grant of Options or Restricted Share Rights under the 2007 Stock Option Plan or the RSU Plan, as applicable. The maximum number of shares of Common Stock that may be reserved for issuance to any individual (including, but not limited to, insiders of the Company) under the 2007 Stock Option Plan is that number of shares that is equivalent to 5% of the Common Stock issued and outstanding from time to time. The aggregate number of shares of Common Stock of Allied Nevada issuable to insiders (as defined in the Securities Act (Ontario)) pursuant to the 2007 Stock Option Plan and all other security based compensation arrangements of Allied Nevada, at any time, shall not exceed 10% of the Common Stock then outstanding. The aggregate number of shares of Common Stock issued to insiders pursuant to the Plan and all other security based compensation arrangements of Allied Nevada, within a one year period, shall not exceed 10% of the Common Stock then outstanding. However, if the Compensation Committee elects for the option grant to qualify as “performance based compensation” as defined in Section 162(m) of the Code, then no Optionee may be granted Options with respect to more than 2,837,577 shares of Common Stock in any calendar year. If any shares of Common Stock covered by an award terminates or expires unexercised, the award will continue to be counted toward the applicable limitation. All options granted under the 2007 Stock Option Plan will be subject to the terms and conditions of an option agreement entered into by Allied Nevada and each participant at the time an Option is granted.

Administration of the 2007 Stock Option Plan and Eligibility for Option Grants

The 2007 Stock Option Plan is administered by the Compensation Committee, which has full authority to grant Options, to interpret the 2007 Stock Option Plan and to make such rules and regulations and establish such procedures as it deems appropriate, taking into consideration the recommendations of management. The Compensation Committee determines (i) the total number of shares of Common Stock to be made available under each grant, (ii) the individuals to whom grants will be made (“Optionees”), (iii) the time when and the price at which such options will be granted (however, the price may not be less than 100% of fair market value of the Common Stock on the date the option is granted), (iv) the time when and the price at which such stock options may be exercised, and (v) the conditions and restrictions on the exercise of such options.

Determination of Exercise Price

Pursuant to the terms of the 2007 Stock Option Plan, the exercise price of any Option must not be less than the closing price of the Common Stock on either the NYSE Amex or the TSX (whichever has the greatest trading volume on such day), on the date of grant.

Additional Terms

The term of any Option granted under the 2007 Stock Option Plan may not exceed ten years from the date of grant; provided, that as to grants of incentive stock options, with respect to any participant in the 2007 Stock Option Plan who owns stock representing more than 10% of the voting rights attributable to the outstanding capital stock of Allied Nevada, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. Incentive stock options may be granted under the 2007 Stock Option Plan only to employees who are, at the time of grant, actual so-called “common law employees” of Allied Nevada and not to consultants, advisors, service providers or independent contractors. To the extent that the aggregate fair market value of the Allied Nevada shares (determined at the time of grant) exceeds $100,000 with respect to the amount of incentive stock options exercisable for the first time by an Optionee during any calendar year, any excess over that amount shall be considered “non-qualified options”. Options will become exercisable only after they vest in accordance with the respective stock option agreement.

If an Optionee ceases to be an officer or employee of Allied Nevada, or its subsidiaries, as a result of termination for cause, all unexercised options will immediately terminate. If an Optionee ceases to be a director, officer or employee of Allied Nevada, or its subsidiaries, or ceases to be a consultant to Allied Nevada, for any reason other than termination for cause, or as a result of the Optionee’s disability or death, the Optionee shall have the right to exercise his or her options at any time up to but not after the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date. In the event of the disability of an Optionee, the Optionee has the right to exercise the options at any time up to but not after the earlier of 90 days (or twelve months in the case of an incentive stock option) from the date of cessation of the Optionee’s employment with Allied Nevada or its subsidiary as applicable, or the expiry date. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the options at any time up to but not after the earlier of 90 days (or twelve months in the case of an incentive stock option) from the date of death, or the expiry date. Notwithstanding the foregoing, the Committee may at its sole discretion (without Stockholder approval) amend Options after the date of grant to allow such Options to continue for a longer term not exceeding the original expiry date.

The 2007 Stock Option Plan provides that if, at any time when an option granted thereunder remains unexercised with respect to any shares of Common Stock, an offer to purchase all outstanding Common Stock of Allied Nevada is made by a third party, Allied Nevada may, upon giving all Optionees written notice to that effect, require the acceleration of the time for the exercise of the unexercised options under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

Options granted under the 2007 Stock Option Plan are non-transferable and non-assignable, other than upon the death of an Optionee. No Optionee will have any rights whatsoever as an Allied Nevada stockholder in respect of unexercised options.

Amendment Provisions of the 2007 Stock Option Plan

The Board of Directors may from time to time amend or revise the terms of the 2007 Stock Option Plan, or may discontinue the 2007 Stock Option Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in the amendment provisions of the 2007 Stock Option Plan), without further approval of the Stockholders, (i) increase the aggregate number of shares of Common Stock with respect to which awards may be made under the 2007 Stock Option Plan; (ii) change the manner of determining the exercise price of options (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Internal Revenue Code or regulations and interpretations thereunder); (iii) extend the term of the 2007 Stock Option Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the 2007 Stock Option Plan which are then outstanding, or which may be granted in the future, and which are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, to fail to meet the exemptions provided by Section 162(m) of the Internal Revenue Code. No amendments, revision or discontinuance of the 2007 Stock Option Plan shall, without the consent of a participant, in any manner adversely affect his or her rights under any awards theretofore granted under the 2007 Stock Option Plan, provided, however, that the Compensation Committee reserves the right to amend, revise or discontinue the 2007 Stock Option Plan, any option agreement, any provision of the 2007 Stock Option Plan, including, without limitation, Section 7 of the 2007 Stock Option Plan, or any provision of an option agreement where such amendment, revision or discontinuance is necessary or desirable to comply with any applicable law or to ensure that, with respect to any Option, or the cash or shares of Common Stock into which they are converted, the participant is not subject to federal income tax prior to delivery to such participant or any additional tax under Section 409A of the Internal Revenue Code.

Securities Previously Authorized for Issuance Under the 2007 Stock Option Plan

As of April 15, 2009, options to purchase a total of 3,607,500 shares of Common Stock were outstanding under the 2007 Stock Option Plan (representing 6.2% of the currently outstanding Common Stock on a non-diluted basis), a total of 23,900 shares of Common Stock have been issued pursuant to the exercise of Options, and 2,068,600 shares of Common Stock remained available for issuance under the 2007 Stock Option Plan (representing 3.6% of the currently outstanding common shares on a non-diluted basis). See the table entitled “Equity Compensation Plans as of December 31, 2008” in this proxy statement.

The closing sale price of one share of Common Stock on the NYSE Amex on April 15, 2009, was $6.21.

New Plan Benefits

Because awards to be granted in the future under the 2007 Stock Option Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2007 Stock Option Plan by our officers or other employees.

Tax Aspects of the 2007 Stock Option Plan and the Restricted Share Plan under the U.S. Internal Revenue Code

The following is a brief summary of certain United States federal income tax consequences of transactions under the 2007 Stock Option Plan and the Company’s RSU Plan. This summary does not describe all federal tax consequences under either plan, nor does it describe state, local or foreign tax consequences.

Incentive Stock Options

No taxable income is generally realized by the Optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an Optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the stock option price (the amount paid for the shares) will be taxed to the Optionee as a long term capital gain, and any loss sustained will be a long term capital loss, and (ii) there will be no deduction available to Allied Nevada for federal income tax purposes. However, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the Optionee. An Optionee will not have any FICA (e.g., Social Security and Medicare) taxes upon exercise of an incentive stock option (nor will there be any such withholding if there is a subsequent disqualifying disposition, as described below).

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the stock option price thereof, and (ii) Allied Nevada will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options

No income is realized by the Optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the stock option price and the fair market value of the shares of Common Stock on the date of exercise, and Allied Nevada receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short term or long term capital gain or loss depending on how long the Common shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of Common Stock. Upon exercise, the Optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the stock option.

Restricted Share Rights

Generally, the grant of an award of Restricted Share Rights is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the Restricted Share Rights are settled in an amount equal to the fair market value of the shares of Common Stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of Common Stock will be the amount the recipient must include in income when the Restricted Share Rights vest and are settled. Any gain or loss recognized on a disposition of the shares of Common Stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

A recipient who makes a proper election to defer the settlement of Restricted Share Rights will not recognize income with respect to the Restricted Share Rights until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the Common shares issued at that time. Upon vesting, the recipient of an Restricted Share Right will be subject to FICA taxes on the fair market value of the shares of Common Stock that vested.

Parachute Payments

The vesting of any portion of any stock option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to Allied Nevada, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

As a result of Section 162(m) of the Internal Revenue Code, Allied Nevada’s deduction for certain awards under the 2007 Stock Option Plan and the RSU Plan may be limited to the extent that a covered employee (generally this includes the chief executive officer, and the next three highest paid officers listed in the Summary Compensation Table of the proxy statement who are also known as the named executive officers, except for the Chief Financial Officer) receives compensation in excess of $1,000,000 in such taxable year of Allied Nevada (other than performance based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code).

Resolution

The text of the resolution to be submitted to Stockholders at the Meeting with respect to this proposal, subject to amendments, variations or additions as may be approved at the Meeting, is set forth as follows:

“BE IT RESOLVED THAT:

1.	the amendments to the Company’s Restricted Share Plan and 2007 Stock Option Plan as set forth in the Proxy Statement of the Company distributed to stockholders in connection with this meeting are hereby approved;

2.	any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under seal or otherwise, and to deliver or cause to be delivered, such other documents, and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer be necessary or desirable to carry out the intent of the foregoing resolution”.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the proposal but, for the purpose of this vote, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE AMENDMENTS TO THE COMPANY’S 2007 STOCK OPTION PLAN AND RESTRICTED SHARE PLAN

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2010 must be received by December 31, 2009 in order to be considered for inclusion in our Proxy Statement and form of proxy to that meeting. Stockholder requests should be directed to Hal. D. Kirby, Chief Financial Officer, at our address set forth on the first page of this Proxy Statement.

A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2010, but not to have such proposal included in our Proxy Statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us at our address set forth on the first page of this Proxy Statement by March 20, 2010 then such proposal will be deemed “untimely” for purposes of Rule 14a-5(e) promulgated under the Exchange Act and, therefore, we will have the right to exercise discretionary voting authority with respect to such proposal. However, if the date of the 2010 Annual Meeting of Stockholders is a date that is not within 30 days before or after June 17, 2010, the anniversary date of the 2009 Annual Meeting, stockholder proposals must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of the 2010 Annual Meeting of Stockholders is mailed or (ii) the day on which the Company publicly discloses the date of the 2010 Annual Meeting of Stockholders, including disclosure in a Quarterly Report on Form 10-Q filed by the Company with the SEC.

SOLICITATION OF PROXIES

The accompanying from of proxy is being solicited on behalf of our Board of Directors. The expenses of solicitation of proxies for the meeting will be paid by us. In addition to the mailing of proxy material, such solicitation may be made in person, by telephone, facsimile, or electronic mail by directors, officers, and our regular employees, none of whom will receive additional compensation for such solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

The Code of Ethics and the Charters for the Audit, Compensation, and Nominating Committees of the Company’s Board of Directors are published on the Company’s website at www.alliednevada.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement. The Company’s 2008 Annual Report on Form 10-K, including financial statements, is available through the SEC’s website at http://www.sec.gov, through the Company’s website at http://www.alliednevada.com and through http://www.sedar.com.

At the written request of any stockholder who owns Common Stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2008 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2008 Annual Report on Form 10-K should be mailed to:

Allied Nevada Gold Corp.

9600 Prototype Court

Reno, Nevada 89521

Attention: Hal D. Kirby

“HOUSEHOLDING” OF PROXY MATERIALS

Recent changes in the regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. Stockholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke such a consent previously provided to a broker, that stockholder must contact the broker to revoke the consent. In any event, if a stockholder wishes to receive a separate proxy statement and accompanying materials for the 2009 Annual Stockholders Meeting, or the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the stockholder may receive copies by contacting Hal. D. Kirby, Chief Financial Officer of the Company, at (775) 358-4455, 9600 Prototype Court, Reno, Nevada 89521. Stockholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Stockholders holding shares through a broker can request a single copy by contacting the broker.

APPENDIX A

ALLIED NEVADA GOLD CORP.

RESTRICTED SHARE PLAN

July 3, 2007

(as amended June     , 2009)

ARTICLE ONE

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For purposes of the Restricted Share Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Act” means the General Corporation Law of the State of Delaware or its successor, as amended from time to time;

(b)	“Associate” where used to indicate a relationship with any person or company means: (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding; (ii) any partner of that person or company; (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity; (iv) any relative of that person who resides in the same home as that person; (v) any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage; or (vi) any relative of a person mentioned in clause (v) who has the same home as that person;

(c)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	the Corporation shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Corporation);

(ii)	the Corporation sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Corporation);

(iii)	the Corporation is to be dissolved and liquidated;

(iv)	any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 30% of the Corporation’s outstanding voting securities; or

(v)	as a result of or in connection with: (A) the contested election of directors, or; (B) a transaction referred to in subparagraph 1.01(c)(i) above, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board of Directors.

For the purposes of the foregoing “voting securities” means common shares of the Corporation and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time;

(e)	“Committee” means the Compensation Committee consisting of two or more members of the Directors of the Corporation each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” under the NYSE Amex Equities and other applicable listing rules and any other required independence standards;

(f)	“Common Shares” means the common shares of the Corporation, as adjusted in accordance with the provisions of Article Five of the Restricted Share Plan;

(g)	“Corporation” means Allied Nevada Gold Corp., a corporation incorporated under the Act;

(h)	“Covered Employee” shall mean an employee of the Corporation or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code;

(i)	“Deferred Payment Date” means the date for a Participant under the Restricted Share Plan after the Restricted Period and not later than the Participant’s Retirement Date which the Participant has elected to defer receipt of Restricted Shares;

(j)	“Designated Affiliate” means the affiliates of the Corporation designated by the Committee for purposes of the Restricted Share Plan from time to time;

(k)	“Directors” means the board of directors of the Corporation from time to time;

(l)	“Eligible Contractors” means individuals, other than Eligible Directors or Eligible Employees that (i) are engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Affiliates under a written contract between the Corporation or the Designated Affiliate and the individual or a company which the individual consultant is an employee and (ii) in the reasonable opinion of the Corporation, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Affiliate;

(m)	“Eligible Directors” means the Directors and the directors of any Designated Affiliate of the Corporation from time to time;

(n)	“Eligible Employees” means employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate of the Corporation;

(o)	“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario) other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation and any Associate of an Insider;

(p)	“Participant” for the Restricted Share Plan means each Eligible Director, Eligible Contractor, and Eligible Employee to whom Restricted Share Rights are granted;

(q)	“Restricted Period” means any period of time that a Restricted Share Right is not exercisable and the Participant holding such Restricted Share Right remains ineligible to receive Restricted Shares, determined by the Committee in its absolute discretion based on (i) continued service with the Corporation for a specified period of time, (ii) the achievement of one or more performance goals within a performance period as established by the Committee (“Performance Goals”), or (iii) both continued service and the achievement of Performance Goals, upon grant of the Restricted Share Rights and as stated in the Restricted Share Right Grant Letter evidencing such Restricted Share Rights.

(r)	“Restricted Shares” means the Common Shares issuable upon the exercise of Restricted Share Rights;

(s)	“Restricted Share Plan” or the “Plan” means the restricted share plan described in Article Three hereof;

(t)	“Restricted Share Rights” has such meaning as ascribed to such term at Section 3.02 of this Restricted Share Plan;

(u)	“Retirement” in respect of a Participant means the Participant ceasing to be an Eligible Employee, Eligible Director or Eligible Contractor after attaining a stipulated age in accordance with the Corporation’s normal retirement policy or earlier with the Corporation’s consent;

(v)	“Retirement Date” means the date that a Participant ceases to be an Eligible Employee, Eligible Director or Eligible Contractor;

(w)	“Stock Exchange” means, the Toronto Stock Exchange and the NYSE Amex Equities; and

(x)	“Termination” means: (i) in the case of an Eligible Employee, the termination of the employment of the Eligible Employee with or without cause by the Corporation or a Designated Affiliate or cessation of employment of the Eligible Employee with the Corporation or a Designated Affiliate as a result of resignation or otherwise other than the Retirement of the Eligible Employee; (ii) in the case of an Eligible Director, the removal of or failure to re-elect the Eligible Director as a director of the Corporation or a Designated Affiliate; (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Corporation or a Designated Affiliate.

Section 1.02 Securities Definitions: In the Restricted Share Plan, the terms “affiliate”, “subsidiary” and “insider” shall have the meanings given to such terms in the Securities Act (Ontario).

Section 1.03 Headings: The headings of all articles, Sections, and paragraphs in the Restricted Share Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Restricted Share Plan.

Section 1.04 Context, Construction: Whenever the singular or masculine are used in the Restricted Share Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05 References to this Restricted Share Plan: The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to the Restricted Share Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

Section 1.06 Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Restricted Share Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE RESTRICTED SHARE PLAN

Section 2.01 Purpose of the Restricted Share Plan: The Restricted Share Plan provides for the acquisition of Common Shares by Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of employees, directors and consultants of the Corporation and the Designated Affiliates of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees, consultants and directors of the Corporation and Designated Affiliates of the Corporation, it being generally recognized that restricted share plans aid in attracting, retaining and encouraging employees, consultants and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

Section 2.02 Administration of the Restricted Share Plan: The Restricted Share Plan shall be administered by the Committee and the Committee shall have full authority to administer the Restricted Share Plan including the authority to interpret and construe any provision of the Restricted Share Plan and to adopt, amend and rescind such rules and regulations for administering the Restricted Share Plan as the Committee may deem necessary in order to comply with the requirements of the Restricted Share Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Restricted Share Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Restricted Share Plan and of the rules and regulations established for administering the Restricted Share Plan. All costs incurred in connection with the Restricted Share Plan shall be for the account of the Corporation.

Section 2.03 Delegation to Committee: The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Directors shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Directors.

Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Restricted Share Plan;

(b)	the number of Restricted Share Rights granted to each Participant under the Restricted Share Plan; and

(c)	the number of Restricted Shares issued to each Participant under the Restricted Share Plan.

Section 2.05 Determination of Participants and Participation: The Committee shall from time to time determine the Participants who may participate in the Restricted Share Plan. The Committee shall from time to time determine the Participants to whom Restricted Share Rights shall be granted and the provisions and restrictions with respect to such grant(s), all such determinations to be made in accordance with the terms and conditions of the Restricted Share Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.

Section 2.06 Maximum Number of Shares: The maximum number of Common Shares made available for the Restricted Share Plan is 6,900,000. Such number shall be reduced by (i) the number of Common Shares subject to Restricted Share Rights granted and outstanding under this Restricted Share Plan, (ii) the number of Common Shares subject to options granted and outstanding under the Corporation’s 2007 Stock Option Plan, (iii) the number of Restricted Shares issued from time to time pursuant to the settlement of awards granted under this Restricted Share Plan, and (iv) the number of Common Shares issued from time to time pursuant to the exercise of options under the 2007 Stock Option Plan, which shall be allocated as follows:

(a)	Restricted Share Plan: The maximum number of Common Shares made available for the Restricted Share Plan shall be determined from time to time by the Committee, but in any case, shall not exceed 6,900,000 Common Shares in the aggregate and shall be reduced as set forth in (i)-(iv) of the preceding paragraph of Section 2.06.

(b)	The aggregate number of Common Shares issuable to Insiders pursuant to Restricted Share Rights and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issued to Insiders pursuant to Restricted Share Rights and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of Common Shares then outstanding. Subject to Section 4.07, the aggregate number of Common Shares issuable to any one Insider and such Insider’s Associates pursuant to Restricted Share Rights, within a one-year period, shall not exceed 5% of the total number of Common Shares then outstanding and the aggregate number of Common Shares reserved for issuance to any one person upon the exercise of Restricted Share Rights shall not exceed 5% of the total number of Common Shares then outstanding. For purposes of this Section 2.06, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Restricted Share Right.

If any Option (as defined in the 2007 Stock Option Plan) shall terminate or expire unexercised or any Restricted Share Right shall terminate or expire without delivery of any Restricted Shares, then that number of Common Shares that were previously issuable pursuant to any such expired or terminated Option or Restricted Share Right shall, to the extent of any such forfeiture or termination, again be available for the grant of Options or Restricted Share Rights under this Restricted Share Plan or the 2007 Stock Option Plan.

ARTICLE THREE

RESTRICTED SHARE PLAN

Section 3.01 Restricted Share Plan: A Restricted Share Plan is hereby established for Eligible Employees, Eligible Directors and Eligible Contractors.

Section 3.02 Participants: The Committee shall have the right to grant, in its sole and absolute discretion, to any Participant rights to acquire any number of fully paid and non-assessable Common Shares (“Restricted Share Rights”) as a discretionary payment in consideration of past or future services to the Corporation, subject to this Restricted Share Plan and with such provisions and restrictions as the Committee may determine. Each Restricted Share Right entitles the holder thereof to one Common Share of the Corporation, to be issued automatically and without payment of additional consideration, at the end of the Restricted Period as set forth and pursuant to the conditions outlined in the Restricted Share Right Grant Letter, or, if applicable, in the case of Canadian residents, at a later Deferred Payment Date, if any, without any further action on the part of the holder of the Restricted Share Right in accordance with this Article Three.

Section 3.03 Restricted Share Right Grant Letter: Each grant of a Restricted Share Right under the Restricted Share Plan (an “Award”) shall be evidenced by a Restricted Share Right Grant Letter to the Participant from the Corporation. Such Restricted Share Right Grant Letter shall be subject to all applicable terms and conditions of the Restricted Share Plan and may be subject to any other terms and conditions which are not inconsistent with the Restricted Share Plan and which the Committee deems appropriate for inclusion in a Restricted Share Right Grant Letter. The provisions of the various Restricted Share Grant Letter issued under the Restricted Share Plan need not be identical.

Section 3.04 Restricted Period: Upon the grant of Restricted Share Rights to a Participant, the Committee shall determine the Restricted Period applicable to such Restricted Share Rights.

Section 3.05 Deferred Payment Date: Subject to section 3.06, Participants may elect to defer the receipt of all or any part of their entitlement to Restricted Shares until a Deferred Payment Date.

Section 3.06 Prior Notice of Deferred Payment Date: Participants who are Canadian residents, may elect to set a Deferred Payment Date. To do so they must give the Corporation written notice of the Deferred Payment Date not later than sixty (60) days prior to the expiration of the Restricted Period. For certainty, Participants shall not be permitted to give any such notice or change any such notice after the day which is sixty (60) days prior to the expiration of the Restricted Period. Participants residing in the United States will not be able to make an election of deferral, unless otherwise permitted by the Committee with the advice of counsel.

Section 3.07 Retirement or Termination during Restricted Period: In the event of the Retirement or Termination of a Participant during the Restricted Period, any Restricted Share Rights held by the Participant shall immediately terminate and be of no further force or effect, provided that the Committee has the absolute discretion to waive such termination.

Section 3.08 Retirement or Termination after Restricted Period: In the event of the Retirement or Termination of the Participant following the Restricted Period and prior to the Deferred Payment Date, the

Corporation shall issue forthwith Restricted Shares issuable upon the exercise of Restricted Share Rights held by the Participant.

Section 3.09 Dividends: Subject to section 5.04, participants shall not have any rights to dividends on Restricted Shares until such shares are issued in accordance with the terms of the Plan.

Section 3.10 Death or Disability of Participant: In the event of the death or total disability of a Participant, any Restricted Shares represented by Restricted Share Rights held by the Participant shall be immediately issuable by the Corporation.

Section 3.11 Change of Control: In the event of a Change of Control, all Restricted Share Rights outstanding shall be immediately exercised for Restricted Shares notwithstanding the Restricted Period and any applicable Deferred Payment Date.

Section 3.12 Necessary Approvals: The Restricted Share Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation or by a written resolution of all of the shareholders of the Corporation in accordance with the Act and acceptance by the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation.

Section 3.13 Term of the Restricted Share Plan: The Restricted Share Plan herein shall become effective on the date on which it is approved by the shareholders. The Restricted Share Plan shall remain in effect until it is terminated by the Board of Directors.

ARTICLE FOUR

CODE SECTION 162(m) PROVISIONS

Section 4.01 Covered Employees: Notwithstanding any other provision of the Restricted Share Plan, if the Committee determines at the time a Restricted Share Right is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 4 is applicable to such Award.

Section 4.02 Performance Criteria: If the Committee determines that a Restricted Share Right is intended to be subject to this Article 4, the lapsing of restrictions thereon and the distribution of Restricted Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: production, revenue, revenue growth, cost of goods sold per ounce, capital expenditures, resource growth (all categories), resources conversion (measured and indicated), cash flow from operations, net income, operating income (before or after taxes), gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization or other similar measures), earnings per share, cash flow or cash flow per share (before or after dividends), shareholder equity, cash flow return on investment, return on equity, total shareholder return, return on assets or net assets, return on capital (including return on total capital or return on invested capital), corporate regulatory compliance or achievements, mine costs compared to budget, improvement in or attainment of expense levels or working capital levels, health and safety, environmental compliance, business expansion and strategic initiatives, selected mining initiatives, mine development, drilling and exploration initiatives, feasibility studies, individual performance, leadership, appreciation in and/or maintenance of the price of the Common Shares or any other publicly-traded securities of the Corporation, comparisons with various stock market indices, recruiting and maintaining personnel, implementation, completion or attainment of measurable objectives with respect to corporate development or projects, and acquisitions and divestitures. Such performance goals also may be based solely by reference to the Corporation’s performance or the performance of a subsidiary, division, business segment or business unit of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent consistent with Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Section 4.03 Timing and Designations; Duration of Performance Periods: For each Award, the Committee shall, not later than 90 days after the beginning of each Performance Period, as defined herein (i) designate all Participants for such Performance Period, and (ii) establish the objective performance factors for each Participant for that Performance Period on the basis of one or more of the criteria set forth in Section 4.02 above; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Committee actually establishes the goal. The Committee shall have sole discretion to determine the applicable performance period (“Performance Period”), provided that in the case of a Performance Period less than 12 months, in no event will a performance goal be considered to be pre-established if it is established after 25 percent of the Performance Period (as scheduled in good faith at the time the goal is established) has elapsed. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code, and the regulations thereunder.

Section 4.04 Certification: Following the close of each Performance Period and prior to payment of any amount to a Participant with respect to an Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that Performance Period are to be based. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Certified Awards on a deferred basis subject to the requirements of Section 409A of the Code.

Section 4.05 Adjustments: Notwithstanding any provision of the Plan (other than Section 6.06), with respect to any Restricted Share Right that is subject to this Article 4, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Restricted Share Right Grant Letter, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

Section 4.06 Restrictions: The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 4.07 Limitations on Grants to Individual Participants: Subject to adjustment as provided in Section 6.07, no Participant may be granted Restricted Share Rights in any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Common Shares with respect to more than 2,837,577 Common Shares (the “Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

ARTICLE FIVE

WITHHOLDING TAXES

Section 5.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued under the Restricted Share Plan, until such time as the Participant has paid the Corporation or any Designated Affiliate of the Corporation for any amount which the Corporation or Designated Affiliate of the Corporation is required to withhold with respect to such taxes.

ARTICLE SIX

GENERAL

Section 6.01 Effective Time of Restricted Share Plan: The Restricted Share Plan shall become effective as of the date first mentioned on the first page of this plan, but will remain subject to the necessary shareholder and regulatory approvals.

Section 6.02 Amendment of Restricted Share Plan: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change (without obtaining shareholder approval) the provisions of the Restricted Share Plan, including, without limitation:

(i)	amendments of a house keeping nature; and

(ii)	the change to the Restricted Period of the Plan or any Restricted Share Right.

However, any amendment, modification or change to the provisions of the Restricted Share Plan which would:

(a)	materially increase the benefits of the holder under the Restricted Share Plan to the detriment of the Corporation and its shareholders;

(b)	increase the number of Common Shares, other than by virtue of Sections 6.06, 6.07 and 6.08 of the Restricted Share Plan, which may be issued pursuant to the Restricted Share Plan; or

(c)	materially modify the requirements as to eligibility for participation in the Restricted Share Plan;

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation, if required, by the Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Restricted Share Plan shall be subject to approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation.

Section 6.03 Non-Assignable: Except as otherwise may be expressly provided for under this Restricted Share Plan or pursuant to a will or by the laws of descent and distribution, no Restricted Share Right and no other right or interest of a Participant is assignable or transferable.

Section 6.04 Rights as a Shareholder: No holder of any Restricted Share Rights shall have any rights as a shareholder of the Corporation prior to the issuance of Restricted Shares. Subject to Section 6.07 no holder of any Restricted Share Rights shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or any other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Restricted Share Right.

Section 6.05 No Contract of Employment: Nothing contained in the Restricted Share Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in the Restricted Share Plan by a Participant shall be voluntary.

Section 6.06 Change of Control: In the event of a Change of Control, each Participant who holds Restricted Share Rights shall receive the securities, property or cash which the Participant would have received upon such Change of Control if the Participant had held the Restricted Shares issuable upon exercise of such Restricted Share Rights immediately prior to such Change of Control.

Section 6.07 Adjustment in Number of Shares Subject to the Restricted Share Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a)	the number of Common Shares available under the Restricted Share Plan; and

(b)	the number of Common Shares subject to any Restricted Share Rights.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Restricted Share Plan.

Section 6.08 Securities Exchange Take-over Bid: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all holders of Restricted Share Rights requiring them to surrender their Restricted Share Rights within 10 days of the mailing of such notice, and the holders of Restricted Share Rights shall be deemed to have surrendered such Restricted Share Rights on the tenth (10th ) day after the mailing of such notice without further formality, provided that:

(a)	the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement restricted share rights to the holders of Restricted Share Rights on the equity securities offered as consideration;

(b)	the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Restricted Share Rights being surrendered; and

(c)	the surrender of Restricted Share Rights and the granting of replacement restricted share rights can be effected on a tax deferred basis under the Income Tax Act (Canada) or the Internal Revenue Code (as applicable).

Section 6.09 No Representation or Warranty: The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Restricted Share Plan.

Section 6.10 Compliance with Applicable Law: If any provision of the Restricted Share Plan or any Restricted Share Right contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 6.11 Interpretation: This Restricted Share Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

ALLIED NEVADA GOLD CORP.

RESTRICTED SHARE RIGHT GRANT LETTER

To:        •

Date:     •

This notice is to evidence that you have been granted • Restricted Share Rights in the following amounts and on the following terms (select one):

☐	In accordance with the terms specified in Schedule A attached hereto (if any); or

☐	In accordance with the following terms:

Number of Restricted Share Rights awarded	Date(s) of expiry of applicable Restricted Period(s) (vesting dates)
•	•
•	•
•	•

This notice serves as a Restricted Share Right Grant Letter under section 3.06 of the Allied Nevada Gold Corp. Inc. (“Allied Nevada”) Restricted Share Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan. In the event of any inconsistency between the terms of this Restricted Share Right Grant Letter and the Plan, the terms of the Plan shall govern.

Vesting of your Restricted Share Rights evidenced by this Restricted Share Right Grant Letter shall be subject to the terms of the Plan, the resolutions of the Board approving the grant and the administrative rules passed by the Committee under the Plan.

If you are a Canadian resident and wish to defer the vesting of your Restricted Share Rights, you may do so in accordance with the terms of the Plan, the resolutions of the Board approving the grant and the administrative rules of the Committee under the Plan.

Dated this • day of •, 200    .

ALLIED NEVADA GOLD CORP.

Name: Scott Caldwell

Title: President and Chief Executive Officer

APPENDIX B

ALLIED NEVADA GOLD CORP.

2007 STOCK OPTION PLAN

(as amended effective March 3, 2008 and as further amended June             , 2009)

Section 1. Purpose. The purpose of the 2007 Stock Option Plan (the “Plan”) is to assist Allied Nevada Gold Corp. (the “Company”) in attracting, retaining and motivating directors, officers and employees of the Company and of its subsidiaries and other persons providing consulting or other services to the Company (“Participants”) and to more closely align the personal interests of such persons with those of the shareholders by providing them with the opportunity to acquire shares of the Company’s common stock (“Common Stock”) and to benefit from the appreciation thereof.

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) may be granted to Participants by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options”.

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined). The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions therefor subsequent to the adoption of the Plan.

Notwithstanding anything in the Plan to the contrary, the Plan shall be operated in compliance with Section 409A of the Code.

Section 2. Administration. The Plan shall be administered by a Compensation Committee (the “Committee”) consisting of two or more members of the Board of Directors of the Company (the “Board”), each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the NYSE Amex Equities and other applicable listing rules and any other required independence standards. The Committee shall have full authority to grant Options, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management of the Company. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to Participants who are subject to Section 16 of the Exchange Act.

Section 3. Number of Shares. Subject to Section 6, the total number of shares which may be sold under the Plan shall not exceed 6,900,000 shares of the Company’s Common Stock. Such number shall be reduced by (i) the number of shares of Common Stock subject to options granted and outstanding under this Plan, (ii) the number of shares of Common Stock subject to Restricted Share Rights (as defined in the RSU Plan) granted and outstanding under the Company’s Restricted Share Plan (the “RSU Plan”), (iii) the number of shares of Common

Stock issued from time to time pursuant to the exercise of Options under this Plan and (iv) the number of Restricted Shares (as defined in the RSU Plan) issued from time to time pursuant to the settlement of awards granted under the RSU Plan. The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. If any shares covered by an Option shall terminate or expire unexercised or any Restricted Share Rights shall terminate or expire without delivery of any Restricted Shares, then that number of Common Shares that were previously issuable pursuant to any such expired or terminated Option or Restricted Share Right shall, to the extent of any such forfeiture or termination, again be available for the grant of Options or Restricted Share Rights under this Plan or the RSU Plan, as applicable, to the fullest extent permitted by law. Subject to adjustment as provided in Section 6, no Participant may be granted Options during any calendar year with respect to more than 2,873,577 shares of Common Stock (the “Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. Further, the aggregate number of shares of the Company’s Common Stock issuable to insiders (as such term is defined in the Securities Act (Ontario)) pursuant to the Plan and all other security based compensation arrangements of the Company, at any time shall not exceed 10% of the total number of shares of the Company’s Common Stock then outstanding. The aggregate number of shares of the Company’s Common Stock issued to insiders pursuant to the Plan and any other security based compensation arrangements of the Company, within a one year period, shall not exceed 10% of the total number of shares of the Company’s Common Stock then outstanding.

Section 4. Participation. The Committee may, from time to time, grant Options to Participants and shall determine the number of shares subject to each grant.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option shall be set forth in an agreement or agreements (each, an “Option Agreement”), substantially in the form of Schedule “A” attached hereto, between the Company and the Participant. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares subject to the Option.

(b) Option Price. Subject to paragraph 5(j) hereof, the option price per share (the “Option Price”) will be not less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. The “Fair Market Value” of the Common Stock as of any date shall be deemed to be the closing price of a share of the Company’s Common Stock on either the NYSE Amex Equities or the Toronto Stock Exchange (whichever has the greatest trading volume on such day) on the date of grant, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the date of grant. Once granted, except as provided in Section 6, the Option Price of outstanding Options may not be reduced, whether by repricing, exchange or otherwise.

(c) Date of Grant. The date of grant of an Option shall be the date when the Committee meets and awards such Option, or such later date as the Committee shall designate.

(d) Payment. Except for the Canadian Options (as defined below), the Option Price multiplied by the number of shares to be purchased by exercise of an Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable (i) in cash equal to such aggregate Option Price, (ii) subject to applicable laws, rules and regulations, in shares of the Company’s Common Stock owned by the Participant (which, for so long as necessary to avoid adverse accounting treatment, must have been held by the Participant at least six months) having a Fair Market Value on the day immediately preceding the date of exercise at least equal to such aggregate Option Price, (iii) subject to applicable laws, rules and regulations, a combination of the above methods, or (iv) by any other means approved by the Committee, including under any approved cashless exercise mechanism. Payment of the aggregate Option Price shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver, in full or partial payment of the Option Price, any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A Participant shall have none of the rights of a stockholder with respect to an Option until the shares of Common Stock underlying such Option are issued to such Participant. In order to be validly exercised, the aggregate Option Price and all necessary exercise documentation must be submitted to the Company or its designated agent not later than the close of trading on the date of expiration of the Option or, if such date is not a trading day, the close of trading on the last trading day prior to the date of expiration of the Option.

For Options held by Participants who are resident in Canada for purposes of the Income Tax Act (Canada) or Participants who were granted Options, all or partially, in respect of employment rendered in Canada (collectively the “Canadian Options”), payment of the Option Price for the number of shares of Common Stock so exercised may only be made in cash (or check payable to the Corporation) equal to such aggregate Option Price.

(e) Term of Options. Each Option granted pursuant to the Plan shall be for the term specified in the applicable Option Agreement but in no event longer than ten (10) years from the date of grant.

(f) Exercise of Option. The Option Agreement will specify any vesting periods with respect to the Options or portions thereof. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section and, in the case of an incentive stock option, no such Option may be exercised unless the Participant is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of the Participant’s Option, except as provided in paragraph (g) of this Section). Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the Participant pursuant to the Plan are outstanding or whether other stock options granted to the Participant pursuant to any other plan are outstanding.

(g) Termination of Options. Unless otherwise provided in the applicable Option Agreement, an Option, to the extent not validly exercised, shall terminate at the end of its stated term or earlier, upon the occurrence of the following events:

(i) Termination for Cause. Subject to subparagraph (g)(ii) and Section 8 hereof, if a Participant is dismissed as an officer or employee by the Company or by one of its subsidiaries for cause, all unexercised Options of that Participant under the Plan shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan. Nothing contained in the Plan shall be deemed to give an officer or employee the right to be retained in the employ of the Company, or to interfere with the right of the Company to terminate the employment of an officer or employee at any time.

(ii) Termination for Other Than Cause. If a Participant ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in subparagraph (g)(i) above, or as a result of the Participant’s disability or death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or provider of services to exercise the Options of such Participant to the extent they were then exercisable. Upon the expiration of such 30 day period all unexercised Options of that Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iii) Disability of Participant. In the event of the disability of a Participant (within the meaning of Section 422(c) of the Code) the Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, of the Participant to exercise the Participant’s Options to the extent they were exercisable on the date of such cessation of employment. Upon the expiration of such period all unexercised Options of the Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iv) Deceased Participant. In the event of the death of a Participant, the legal representatives of the deceased Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of death of the deceased Participant to exercise the deceased Participant’s Options to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Options of the deceased Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to the deceased Participant under the Plan.

Notwithstanding any of the foregoing provisions of this subsection 5(g), the Committee may at its sole discretion (without stockholder approval) amend Options after the date of grant to allow such Options to continue for a longer term not to exceed the original expiry date.

(h) Non-transferability of Options. Options shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and Options shall during a Participant’s lifetime be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) but only for estate planning purposes and when permitted by applicable laws, rules and regulations.

(i) Applicable Laws or Regulations. The Company’s obligation to sell and deliver Common Stock under Options is subject to such compliance as the Company deems necessary or advisable with federal, and state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges.

(j) Limitations on Incentive Stock Options. Incentive stock options may be granted only to employees who are, at the time of grant, actual so called “common law employees” of the Company and not a consultant, advisor, service provided or independent contractor. To the extent that the aggregate Fair Market Value of the Company’s Common Stock, determined at the time of grant, with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any Participant who, at the time of grant, is the owner, directly or indirectly, of Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Option Price of not less than 110% of the Fair Market Value of the Company’s Common Stock on the date the incentive stock option is granted.

Section 6. Adjustment in Event of Change in Stock. Subject to Section 7, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors and compliance with federal, state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges, appropriately adjust the number and kind of shares available for issuance under the Plan, the maximum number of shares for which Options may be granted to any Participant during any one fiscal year of the Company, the number, kind and Option Price of shares subject to outstanding Options; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code.

Section 7. Third Party Offer. If at any time when an Option granted under the Plan remains unexercised with respect to any shares of Common Stock, an offer to purchase all of the outstanding shares of the Company’s Common Stock is made by a third party (such offer, a “Third Party Offer”), the Company may, upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the unexercised Options granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

Section 8. Amendment and Discontinuance. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 6), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, and which are intended to qualify as performance-based compensation under Section 162(m) of the Code, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any awards theretofore granted under the Plan, provided, however, that the Committee reserves the right to amend, revise or discontinue the Plan, any Option Agreement, any provision of the Plan, including, without limitation, Section 7, or any provision of an Option Agreement where such amendment, revision or discontinuance is necessary or desirable to comply with any applicable law or to ensure that, with respect to any Option, or the cash or shares of common stock into which they are converted, the Participant is not subject to federal income tax prior to delivery to such Participant or any additional tax under Section 409A of the Code.

Section 9. Effective Date and Duration. The Plan was adopted by the Board of Directors of the Company on February 7, 2007 and subsequently approved by the stockholders of the Company effective May 10, 2007. No award of incentive stock options under the Plan shall become binding until the Plan is approved by a vote of the stockholders in a manner which complies with Sections 162(m) and 422(b)(1) of the Code, as applicable, and any other applicable law or regulation. No Option may be granted under the Plan before May 10, 2007, nor after May 10, 2017.

Section 10. Tax Withholding. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at Fair Market Value on the date of payment, an amount necessary to satisfy all federal, state, provincial or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the Participant or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock.

Section 11. Construction and Conditions. The Plan and Options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable thereto.

Neither the existence of the Plan nor the grant of any Options pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or the Participant with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

Schedule “A” to Allied Nevada Gold Corp. 2007 Stock Option Plan

ALLIED NEVADA GOLD CORP.

STOCK OPTION AGREEMENT

(Phased Vesting)

[Name]	Under: 2007 Stock Option Plan
[Address]	Date of Grant:
Option Price:
Incentive Stock Option Shares:
Non-Qualified Stock Option Shares:

1. Under the terms and conditions of this Agreement and of the Allied Nevada Gold Corp. (the “Company”) 2007 Stock Option Plan set forth above (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, the Company (at the request of the Company’s subsidiary employing Optionee, if applicable) hereby grants to Optionee an option or options (together, the “Option”) to purchase the number of shares of the Company’s Common Stock as specified above (“Option Shares”) at the option price also above specified. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan.

2. This Option may be exercised, in whole or in part from time to time in any whole number of Option Shares, (select one):

☐ (a) upon and after the earlier of (i) in the case of the Incentive Stock Option, if any, and Non-Qualified Stock Option, respectively, with respect to one-third of the Option Shares (rounded down), the date that is one year from the date of grant of this Option, with respect to an additional one-third of the Option Shares (rounded down), the date that is two years from the date of grant of this Option and, with respect to the remaining one-third of the Option Shares, the date that is three years from the date of grant of this Option subject to the provisions of Section 5 of the Plan. Once this Option becomes exercisable, it shall remain exercisable until its expiration as described in paragraph 3 below. To the extent Option Shares have been purchased pursuant to the exercise of this Option, such shares shall no longer be available for purchase hereunder. The date after which this Option may be exercised may be accelerated upon a Third Party Offer (as defined in the Plan); or

☐ (b) in accordance with Schedule A attached hereto.

3. This Option shall expire upon the date that is ten years from the date of grant or earlier as provided in Section 5 of the Plan which provides, among other things, that Options shall expire upon the first to occur of the following: (i) immediately upon the date of the termination with the Company and its subsidiaries of Optionee’s employment by the Company or any of its subsidiaries for cause, (ii) the date that is thirty days from the date that the Optionee ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in the preceding clause (i), or as a result of the Optionee’s disability or death, (iii) in the event of the disability of the Optionee, the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, or (iv) the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of death of a deceased Optionee.

4. To the extent any Incentive Stock Option granted hereby becomes exercisable for the first time in the aggregate amount of more that $100,000 (fair market value at time of grant) during any calendar year (including for this purpose any other Incentive Stock Options previously granted to Optionee by the Company), such excess will be treated as a non-qualified stock option under U.S. federal tax provisions, if applicable. In addition, any such incentive stock option exercised by Optionee after three months after separation from service to the

Company (or after one year after death or total and permanent disability of the Optionee) will be treated as a non-qualified stock option under applicable U.S. federal tax provisions.

5. In order to exercise this Option, Optionee must either (i) follow the procedures required by the third party processing administrator (the “processing administrator”) designated by the Company’s Treasurer, or (ii) if Optionee has not been notified of the designation of the processing administrator, send the Company’s Treasurer an option exercise notice indicating the number of Option Shares for which the Option is to be exercised at that time and the form in which the certificates are to be registered for Option Shares purchased (in the name of Optionee or in Optionee’s name and that of another person (s) as joint tenants with the right of survivorship). At the time of exercise, Optionee shall make payment of the Option Price for the Option Shares being purchased in accordance with the processing administrator’s procedures or, if applicable, by submitting to the Company’s Treasurer, together with the option exercise notice, such payment in the form of (x) a personal or bank check in U.S. Dollars payable to Allied Nevada Gold Corp. and drawn on or payable at a United States bank, and /or (y) subject to applicable laws, rules and regulations, shares of the Company’s common stock issued in Optionee’s name which were either (i) acquired by the Optionee from a person other than the Company or (ii) held by the Optionee for at least six months, which shares shall be duly assigned to the Company, or (z) by a combination of the foregoing methods or by any other form of consideration which has been approved by the Compensation Committee, as and to the extent provided and permitted by Section 5(d) of the Plan. Notwithstanding anything to the contrary herein, the processing administrator, the Company or its subsidiaries shall have the right to deduct from the gross cash proceeds or the number of Option Shares to be delivered upon exercise of this Option or any similar options previously granted by the Company to Optionee such cash or the number of Option Shares, respectively, as may be necessary to satisfy the minimum amount of federal, state or local taxes or other deductions legally required to be withheld before disbursing the net proceeds (less any related administrative fees and expenses) or Option Shares to Optionee or in the alternative such parties may require Optionee to deliver to the processing administrator, the Company or its subsidiaries an amount of cash or number of shares of common stock of the Company to satisfy such fees, expenses and withholding before disbursing the net proceeds or Option Shares to Optionee.

6. This Agreement and this Option as well as the Company’s obligation to sell and deliver Option Shares covered by this Option is subject to all federal, state, provincial and other laws, rules and regulations of the United States and Canada and/or of the country wherein Optionee resides or is employed. Compliance with any recording, protocolization or registration requirements and payment of any fees or taxes applicable to this Agreement or the transactions it contemplates are the exclusive responsibility of Optionee.

7. This Option is not transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during Optionee’s lifetime only by such Optionee. After Optionee’s death, the Option may be exercised only by Optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to make such exercise. The Option may be exercised after Optionee’s death only to the extent that Optionee was entitled to exercise it at the time of Optionee’s death, in accordance with paragraph 4, above.

8. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Compensation Committee, whose determination will be final. This Agreement shall be subject in all respects to the Plan as the same shall be amended, revised or discontinued from time to time and in the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

9. By signing this Option Agreement, Optionee hereby unambiguously consents to and authorizes the disclosure of information related to the grant of the Option, including without limitation, information regarding Optionee’s age, date of birth and details regarding the Option or any similar options previously granted by the Company, to Optionee, the Company, any third party retained by the Company to administer the exercise of the Option, the Company’s subsidiary(ies) currently and/or previously employing Optionee and governmental and regulatory authorities having jurisdiction over this Agreement or the transactions it contemplates. The purpose of the information transfer is to allow Optionee to exercise the Options in accordance with (i) the terms under which they were granted and (ii) applicable laws; the information disclosed will be retained for the period of time necessary to achieve this purpose.

10. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

Allied Nevada Gold Corp.

By:
Name: Title:

Accepted and agreed to:
Optionee’s Signature

PROXY CARD

Appointment of Proxyholder

I, being a member of Allied Nevada Gold Corp. (the “Company”) hereby appoint Scott A. Caldwell or failing him Robert M. Buchan	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of the shareholders of the Company, to be held on Wednesday, June 17, 2009, at 10:00 a.m. local time, and at any adjournment thereof.

This proxy is being solicited on behalf of the Board of Directors.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1.	Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Robert M. Buchan	☐	☐	02. Scott A. Caldwell	☐	☐	03. John W. Ivany	☐	☐
04. Cameron A. Mingay	☐	☐	05. Terry M. Palmer	☐	☐	06. Carl Pescio	☐	☐
07. D. Bruce Sinclair	☐	☐	08. Robert G. Wardell	☐	☐

		For	Against	Withhold
2. Appointment of Auditors		☐	☐	☐
Ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

		For	Against	Withhold
3. Approval of amendments to the Allied Nevada 2007 Stock Option Plan and Allied Nevada Restricted Share Plan		☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed	Signature(s)		Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.			__/__/__

Interim Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.